As filed with the Securities and Exchange Commission on January 11, 2013

Registration No. 333- 185220

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DYNAMICS RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	7373	04-2211809
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Two Tech Drive
Andover, MA  01810
(978) 289-1500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Helen E. Tsingos, Esq.
Assistant General Counsel
Dynamics Research Corporation
Two Tech Drive, Andover, Massachusetts 01810-2434
(978) 289-1500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard F. Langan, Jr., Esq.
Daniel L. McAvoy, Esq.
Nixon Peabody LLP
437 Madison Avenue, New York, New York 10022
(212) 940-3000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common Stock, $0.10 par value(5)	84,454	$10.31	$870,932	$118.80
(1)   Consists of shares issued pursuant to the Registrant's 2000 Employee Stock Purchase Plan.
(2)   Represents the weighted average of the prices at which the shares of Common Stock subject to this rescission offer were originally sold.
(3)   Represents the total price at which the shares of Common Stock subject to this rescission offer were originally sold.
(4)   Calculated pursuant to Rule 457(j) under the Securities Act.
(5)   Includes Series B Preferred Stock Purchase Rights issuable in connection with the Amended and Restated Rights Agreement, dated as of July 23, 2008, between the Registrant and American Stock Transfer & Trust Company, as rights agent, for which no separate consideration will be received by the Registrant.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated January 11, 2013
PROSPECTUS

DYNAMICS RESEARCH CORPORATION

Up to  84,454  Shares
Dynamics Research Corporation 2000 Employee Stock Purchase Plan
Rescission Offer

Under the terms and conditions described in this prospectus, we are offering to rescind sales of up to  84,454  shares of our common stock which we sold during the period from July 2007 to May 2011 to our employees through accumulated payroll deductions pursuant to our 2000 Employee Stock Purchase Plan, or "ESPP". We refer to the states of residence of the persons eligible to participate in the rescission offer as the "Rescission States".

Residents of Arizona, the District of Columbia, Florida, Illinois, Kansas, Maryland, Missouri, North Carolina, Pennsylvania, South Carolina, South Dakota, Texas and Virginia are only eligible to participate in the rescission offer to the extent they purchased their shares after August 9, 2010. Residents of Alabama, Colorado, Georgia and Louisiana are only eligible to participate in the rescission offer to the extent they purchased their shares after August 9, 2009.  Residents of New York and Washington are only eligible to participate in the rescission offer to the extent they purchased their shares after August 9, 2008.  Residents of each of the other Rescission States are eligible to participate in the rescission offer with respect to all shares they purchased under the ESPP.  In each case, such persons are not eligible to participate to the extent the shares were resold at a price greater than the purchase price.

If you are an eligible participant who properly elects to rescind purchases of any of these shares, you will receive the price you paid for such shares, which we refer to in this prospectus as the "rescission price", which ranges from $6.63 to $14.12 per share, plus interest, based on the rescission price and calculated from the date you purchased the shares through the date that the rescission offer expires, at the interest rate mandated by your state of residence as set forth below, less any amounts you received for a subsequent sale of the shares.

Federal law does not provide a specific interest rate to be used in the calculation of the consideration to be received in connection with the rescission of sales of securities by an issuer. The legal rate of interest for the rescission of sales of shares  ranges from 1.00% to 12.00%, with the precise interest rate determined by the law of the state of residence of the rescinding holder. The statutory interest rate for each such state is set forth in "THE RESCISSION OFFER—Rescission Offer and Price" on page 19.

The rescission offer will expire at 5:00 p.m., Eastern Time, on              , 2013, which is the expiration date.

Our common stock is listed on The NASDAQ Global Market under the trading symbol "DRCO." The last reported sale price of our common stock (as reported on The NASDAQ Global Market) on January 9, 2013 , was $ 6.86  per share. Our principal executive offices are located at Two Tech Drive, Andover, MA 01801. Our telephone number is (978) 289-1500.

You may elect to accept the rescission offer by submitting an election form and other required documentation to us on or before the expiration date as set forth in this prospectus. You do not need to take any action to reject the rescission offer. If we do not receive an election form and other required documentation by the expiration date, you will be deemed by us to have rejected the rescission offer. Acceptance or rejection of the rescission offer may prevent you from maintaining any action against us based on a claim that we failed to register shares of our common stock purchased pursuant to the ESPP during the Purchase Period. In any event, any such claim may be barred by applicable statutes of limitations. See "Risk Factors" beginning on page  9 to read about certain factors you should consider before accepting or rejecting the rescission offer.

Investing in shares of our common stock involves risks. See "Risk Factors" beginning on page 9 .

The shares of our common stock subject to the rescission offer were not properly registered under the Securities Act of 1933, as amended (the "Securities Act"), nor was the offer and sale of such shares made pursuant to an exemption from the registration requirements of the Securities Act. The SEC takes the position that an offer to rescind a sale of securities constitutes a new offer to sell the securities. Consequently, absent an applicable exemption, the new offer is subject to the registration provisions of the Securities Act.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2013 .

 You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this document. We are offering to rescind sales of shares of our common stock only in jurisdictions where offers and sales are permitted. The information in this document is complete and accurate only as of the date of the front cover regardless of the time of delivery of this document or of any sale of shares. Except where the context requires otherwise, in this document, the "Company," "DRC," "we," "us," and "our" refer to Dynamics Research Corporation, a Massachusetts corporation, and, where appropriate, its subsidiaries.

i

QUESTIONS AND ANSWERS ABOUT THE RESCISSION OFFER

You should read the following questions and answers, together with the more detailed information regarding the rescission offer and the risk factors set forth elsewhere in this document, before deciding whether to accept or reject the rescission offer.

General

Q:    Why are we making the rescission offer?

A:    Certain shares of common stock issued pursuant to our 2000 Employee Stock Purchase Plan ("ESPP") during the Rescission Period were not registered under federal or state securities laws and we did not seek to exempt these shares from the registration requirements of these laws. Consequently, these stock issuances may have violated the federal securities laws and certain state securities laws. The rescission offer is intended to address these federal and state securities laws compliance issues by allowing the holders of the shares covered by the rescission offer to rescind the underlying securities transactions and sell those securities back to us.  In addition, we believe that the rescission offer will reduce the related contingent liability associated with our failure to register these shares.

Q:    Which shares of common stock are included in the rescission offer?

A:    We are offering, upon the terms and conditions described in this document, to rescind the sale of up to  84,454  shares of common stock.  318 of our employees and former employees who purchased shares of our common stock pursuant to the ESPP , who may have rescission rights within the applicable statutes of limitation, and who reside in the Rescission States  may be eligible to participate in the rescission offer. All of these people are current and former employees who purchased shares of our common stock as participants in our ESPP. The common stock subject to the rescission offer was purchased between July 31, 2007 and May 31, 2011, at prices ranging from $6.63 to $14.12 per share.

For residents of Arizona, the District of Columbia, Florida, Illinois, Kansas, Maryland, Missouri, North Carolina, Pennsylvania, South Carolina, South Dakota, Texas and Virginia, only shares of common stock purchased by the employee in the year prior to August 9, 2011 are included in the rescission offer. For residents of Alabama, Colorado, Georgia and Louisiana, only shares of common stock purchased by the employee in the two years prior to August 9, 2011 are included in the rescission offer.   For residents of New York and Washington, only shares of common stock purchased by the employee in the three years prior to August 9, 2011 are included in the rescission offer.  For residents of each of the other Rescission States, including California, Kentucky, Massachusetts, Minnesota, Ohio, Oklahoma, Tennessee and Utah, all shares of common stock purchased by the employee between July 31, 2007 and May 31, 2011 are included in the rescission offer.  In this prospectus, we refer to the period during which shares must have been purchased for eligibility for the rescission offer as the "Purchase Period."

Q:    When does the rescission offer expire?

A:    Our rescission offer will expire at 5:00 p.m., Eastern Time, on                       , 2013.

Q:    What will I receive if I accept the rescission offer?

A:    If you accept our rescission offer with respect to the common stock you purchased through the ESPP, we will rescind sales of shares you hold that are subject to the rescission offer at the price per share you paid, plus interest at the statutory state of your residence, which varies between 1.00% and 12.00% per year, from the date of purchase through the date the rescission offer expires. The specific rate of interest to which you may be entitled is set forth below in "THE RESCISSION OFFER—Rescission Offer and Price".   If you no longer own shares of common stock purchased through the ESPP, you may be eligible to participate in the rescission offer if you purchased shares through the ESPP during the Rescission Period and subsequently sold those shares at a loss.  In that case, you would receive the amount for which you purchased the shares, plus statutory interest on such amount , minus any amount you received in the sale of the shares.

We believe that your acceptance of the rescission offer will preclude you from later seeking similar relief under general theories of estoppel, and we are unaware of any federal or state case law to the contrary. However, we urge you to consult with an attorney regarding all of your legal rights and remedies before deciding whether or not to accept the rescission offer.

Q:    Can you give me an example of what I will receive if I accept the rescission offer?

A:    We will rescind sales of the outstanding shares of common stock subject to the rescission offer at the price per share you paid, plus statutory interest, from the date of purchase through the date that the rescission offer expires. For example, if you are a resident of Massachusetts and hold 100 shares of our common stock subject to the rescission offer that you purchased two years prior to the repurchase date at a per share price of $13.00, and you accept our rescission offer, you will receive:

•	The original purchase price = 100 X $13.00 = $1,300.

•	Plus simple interest at 6.00% per year = $78.

•	Simple interest for two years would be a total payment of $1,456.

You will not have any right, title, or interest to the shares of common stock you are surrendering upon the closing of the rescission offer, and you will only be entitled to receive the proceeds from our rescission of sales of the common stock.

Q:    Have any officers, directors or 5% stockholders advised DRC whether they will participate in the rescission offer?

A:    Two of our named executive officers, David Keleher and Richard A. Covel, were participants in the ESPP during the Rescission Period.  Messrs. Keleher and Covel have advised us that they will not be participating in the rescission offer.

Q:    If I do not accept the offer now, can I sell my shares?

A:    Your shares will be registered under the Securities Act. Your shares will, however, remain subject to any applicable terms and conditions of the original ESPP subscription agreement under which they were issued and any subsequent agreement relating to such shares. In addition, you will remain subject to our insider trading policy requirements and any other transfer restrictions entered into with respect to your shares, if applicable.

Q:    What do I need to do now to accept or reject the rescission offer?

A:    To accept or reject the rescission offer, you must complete and sign the accompanying Rescission Offer Election Form and return it in the enclosed return envelope to Dynamics Research Corporation, Two Tech Drive, Andover, Massachusetts 01810, attention: Assistant General Counsel, as soon as practicable but in no event later than                       , 2013.   If we do not receive a properly completed Rescission Offer Election Form, together with all other required documentation by that date, you will be deemed to have rejected the rescission offer.

If you currently own shares and you hold certificates for such Shares, you must enclose with the Rescission Offer Election Form the certificates for the shares to be repurchased by us, properly endorsed for transfer, with your signature guaranteed by an eligible guarantor institution such as a commercial bank, trust company, securities broker or dealer, credit union or savings & loan that is a member of the Medallion Signature Guarantee Program. If Fidelity Investments, as the ESPP Administrator (the "Administrator") currently holds certificates for the Shares to be repurchased by us, the Administrator holds such shares in book-entry form or you are a registered holder of uncertificated shares, your signature on the Rescission Offer Election Form must be guaranteed as described above. If you decide to accept the rescission offer and intend to use the mail to return your stock certificates to us, we recommend that you use insured and registered or certified mail, return receipt requested.

If you have already sold shares at a loss, you must enclose with the Rescission Offer Election Form proof reasonably satisfactory to us evidencing the bona fide sale of such shares to a third party, including the sale price for such shares. Satisfactory proof of the sale price of such shares may take the form of a receipt from the broker, dealer or other person conducting the sale. The sale price may have been paid in either cash or property. Subject to the restrictions in the latter part of this paragraph, if the sale price was paid in cash, the sale price will be the cash price paid. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale. If the proof of the sale price is not reasonably satisfactory to us, we may require additional proof. In addition, we may require evidence that any such sale of shares was a bona fide transfer to a third party.

Q:    Can I accept the rescission offer in part?

A:    If you accept the rescission offer, then you must accept the rescission offer with respect to all of the shares of common stock issued on any particular issuance date. You can accept the rescission offer in part to the extent you purchased common stock at multiple times during the rescission period. For example, you can accept the rescission offer with respect to a July 2008 ESPP purchase of shares of common stock subject to the rescission offer by returning a completed signed Rescission Offer Election Form indicating acceptance of the rescission offer with respect to that July 2008 purchase, together with all other required documentation. In addition, you can reject the rescission offer with respect to a May 2011 ESPP purchase of shares of common stock subject to the rescission offer by indicating rejection of the rescission offer with respect to that May 2011 purchase on the completed signed Rescission Offer Election Form. If, prior to the expiration date of the rescission offer, you do not clearly indicate that you are accepting the offer with respect to any individual purchase of shares of our common stock subject to the rescission offer, you will be deemed to have rejected our offer with respect to the shares acquired through that purchase.

Q:    What happens if I do not return my rescission offer election form or other required documentation?

A:    If you do not return your Rescission Offer Election Form and all other required documentation before the expiration date of our rescission offer, you will be deemed to have rejected our offer.

Q:    What is my statutory rate of interest for the rescission offer?

A:     Federal law does not provide a specific interest rate to be used in the calculation of the consideration to be received in connection with the rescission of sales of securities by an issuer. The legal rate of interest for the rescission of sales of shares ranges from 1.00% to 12.00%, with the precise interest rate determined by the law of the state of residence of the rescinding holder, which interest rates are as follows:

Alabama	6.00%	Louisiana	4.00%	Pennsylvania	6.00%
Arizona	10.00%	Maryland	10.00%	South Carolina	8.75%
California	7.00%	Massachusetts	6.00%	South Dakota	1.00%
Colorado	8.00%	Minnesota	6.00%	Tennessee	10.00%
District of Columbia	6.00%	Missouri	8.00%	Texas	6.00%
Florida	6.00%	New Hampshire	10.00%	Utah	12.00%
Georgia	6.00%	New York	6.00%*	Virginia	6.00%
Illinois	10.00%	North Carolina	8.00%	Washington	8.00%
Kansas	10.00%	Ohio	10.00%
Kentucky	8.00%	Oklahoma	6.00%

*
New York does not have a rescission statute and thus has no statutory interest pertaining to the rescission offer.  Because the Company is a Massachusetts corporation and federal law requires the payment of statutory interest with respect to rescission offers, the Company is offering New York residents a 6.00% rate of statutory interest in accordance with Massachusetts law.

Q:    What remedies or rights do I have now that I will not have after the rescission offer?

A:    It is unclear whether or not you will have a right of rescission under federal securities laws after the rescission offer. The staff of the Securities and Exchange Commission is of the opinion that a person's right of rescission created under the Securities Act may survive the rescission offer. However, federal courts in the past have ruled that a person who rejects or fails to accept a rescission offer is precluded from later seeking similar relief. Generally, the federal statute of limitations for noncompliance with the requirement to register securities under the Securities Act is one year.

The state remedies and statutes of limitations vary and depend upon the state in which you purchased the shares. The following is a summary of the statutes of limitations and the effect of the rescission offer for the states in which the shares covered by this rescission offer were sold. This summary is not complete. For a more detailed description of the various state rescission laws, see "The Rescission Offer - Effect of Rescission Offer."

Alabama
Under Alabama law, we may terminate the rights of the purchasers to seek additional remedies by making a written rescission offer to refund the consideration paid for shares together with interest at 6.00% per year from the date of payment, less the amount of any income received on the securities.  If the purchaser owns the securities and fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Alabama law.   The statute of limitations to bring additional remedies is two years after the sale of the security.

Arizona
Under Arizona law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Securities Act of Arizona. The purchaser may elect to void a sale or contract for sale of any securities in violation of the registration requirements of Arizona law and may sue to recover the consideration paid for such securities, together with interest at 10.00% per year from the date of purchase, taxable court costs and reasonable attorneys' fees, less any income or distributions received on the securities, on tender of the securities purchased, at any time prior to the one year anniversary of the noncompliance with the registration requirements.   While Arizona law does not provide for termination of these rights by rescission offer, we believe that purchasers will be estopped from maintaining such an action following completion of the rescission offer. The statute of limitations to bring additional remedies is one year after the sale of the security.

California
Under California law, we may terminate the rights of the purchasers to seek additional remedies by making a written rescission offer, before suit, approved as to form by the California Commission of Corporations where the offer is to pay the purchaser an amount in cash equal to the consideration paid for such securities, together with interest at 7.00% per year, less the amount of any income received from ownership of the securities, as well as meeting certain other conditions.  If the purchaser fails to accept such offer in writing within the specified time period of not less than 30 days after the date of receipt of the offer, that purchaser will no longer have any right of rescission under California law.  The statute of limitations to bring additional remedies is one year after discovery of the violation by the purchaser.

Colorado
Under Colorado law, we may terminate the rights of the purchasers to seek additional remedies by offering to rescind sales of the securities for the purchase price paid, together with interest at 8.00% after the date of purchase, less the amount of any income received on the security. If the purchaser fails to accept an offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Colorado law.  The statute of limitations to bring additional remedies is two years after sale of the security.

District of Columbia
Under District of Columbia law, we may terminate the rights of the purchasers to seek additional remedies by making a written rescission offer, before suit, to refund the consideration paid together with interest at 6.00% from the date of payment, less the amount of any income received on the securities.  If the purchaser owns the securities and fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under District of Columbia law. The statute of limitations to bring additional remedies is one year after the sale of the security.

Florida
Under Florida law, offers and sales of securities are exempt from registration when made under a bona fide employer-sponsored stock purchase plan when offered only to employees of the sponsoring organization or to employees of its controlled subsidiaries.

Georgia
Under Georgia law, we may terminate the rights of the purchasers to seek additional remedies by making a written rescission offer, before suit, stating the respect in which liability under the registration requirements may have arisen and advising buyer of their rights in connection with the offer.  The offer to rescind sales of the securities shall be for cash, payable on delivery of the security, equal to the consideration paid, together with interest at 6.00%, less the amount of any income received on the security.  If the purchaser fails to accept an offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Georgia law. The statute of limitations to bring additional remedies is two years after sale of the security.

Illinois
Under Illinois law, a security is exempt from state registration requirements when the security issued pursuant to (i) a written compensatory benefit plan (including any purchase plan) and interests in such plans established by one or more of the issuers thereof or its majority-owned subsidiaries for the participation of their employees or (ii) a written contract relating to the compensation of any such person.

Kansas
Under Kansas law, we may terminate the rights of the purchasers to seek additional remedies by making a written rescission offer, before suit, stating the respect in which liability under the registration requirements may have arisen and advising buyer of their rights in connection with the offer.  The offer to rescind sales of the securities shall be for cash, payable on delivery of the security, equal to the consideration paid and interest at 10.00% from the date of payment, less any income received on the security.  If the purchaser fails to accept such offer within 30 days of its receipt, such purchaser will no longer have any right of rescission under Kansas law. The statute of limitations to bring additional remedies is one year after the sale of the security.

Kentucky
Under Kentucky law, we may terminate the rights of the purchasers to seek additional remedies by making a written rescission offer, before suit, to refund the consideration paid together with interest at 8.00% from the date of payment, less the amount of any income received on the securities.  If the purchaser owns the securities and fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Kentucky law. The statute of limitations to bring additional remedies is three years after discovery of the violation by the purchaser.

Louisiana
Under Louisiana law, we may terminate the rights of the purchasers to seek additional remedies by making a written rescission offer, before suit, to refund the consideration paid in cash or by certified check together with 10.00% interest, less the amount of any income received on the securities. If the purchaser owns the securities and fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Louisiana law.  The statute of limitations to bring additional remedies is two years from the date of the contract to purchase the security.

Maryland
Under Maryland law, we may terminate the rights of the purchasers to seek additional remedies by making a written rescission offer, before suit, to refund the consideration paid together with interest at 10.00% from the date of payment, less the amount of any income received on the securities. If the purchaser owns the securities and fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Maryland law.  The statute of limitations to bring additional remedies is one year after the sale of the security.

Massachusetts
Under Massachusetts law, we may terminate the rights of the purchasers to seek additional remedies by making a written rescission offer, before suit, to refund the consideration paid together with 6.00% interest from the date of payment, less the amount of any income received on the securities. If the purchaser owns the securities and fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Massachusetts law. The statute of limitations to bring additional remedies is four years after discovery of the violation by the purchaser.

Minnesota
Under Minnesota law, we may terminate the rights of the purchasers to seek remedies by making a written rescission offer, before suit, to refund the consideration paid together with 6.00% interest from the date of payment, less the amount of any income received on the securities. If the purchaser owns the securities and fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Minnesota law. The statute of limitations to bring additional remedies is two years after discovery of the violation by the purchaser.

Missouri
Under Missouri law, a security transaction is exempt from state registration requirements when such a transaction involves an employees' stock purchase, savings, option, profit-sharing, pension, or similar employees' benefit plan.

New Hampshire
Under New Hampshire law, we may terminate the rights of the purchasers to seek remedies by making a written rescission offer, before suit, to refund the consideration paid together with 10.00% interest from the date of payment, less the amount of any income received on the securities. If the purchaser, whether he owns or no longer owns the securities, fails to accept such offer in writing within 30 days of its receipt, that purchaser will no longer have any right of rescission under New Hampshire law.  The statute of limitations to bring additional remedies is six years after the date of payment for the securities.

New York
Under New York law, to make any offer or sale of securities to the public, issuers must register as a broker-dealer or apply for an exemption therefrom to issue shares that are not registered under federal law. Purchasers of the unregistered shares have three years to seek a remedy for our failure to register. While New York law does not provide for termination of these rights by rescission offer, we believe that purchasers will be estopped from maintaining such an action following completion of the rescission offer. The statute of limitations to bring additional remedies is three years after the sale of the security.   Because the Company is a Massachusetts corporation and federal law requires the payment of statutory interest with respect to rescission offers, the Company is offering New York residents a 6.00% rate of statutory interest in accordance with Massachusetts law.

North Carolina
Under North Carolina law, any offer, sale or issuance of securities is exempt from registration if pursuant to an employees' stock or equity purchase, option, savings, pension, profit-sharing, or other similar benefit plan.

Ohio
Under Ohio law, we may terminate the rights of the purchasers to seek remedies under Ohio law by making a written rescission offer, after two weeks from the date of sale, to refund the consideration paid for the security plus 10.00% interest. If the purchaser fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Ohio law.  The statute of limitations to bring additional remedies is two years after discovery of the violation by the purchaser.

Oklahoma
Under Oklahoma law, we may terminate the rights of the purchasers to seek additional remedies by making a written rescission offer, before suit, to refund the consideration paid together with 6.00% interest from the date of payment, less the amount of any income received on the securities. The purchaser must accept the offer within 30 days of receipt.  The statute of limitations to bring additional remedies is two years after discovery of the violation by the purchaser.

Pennsylvania	Under Pennsylvania law, a security is exempt from state registration requirements when the security issued to employees in connection with an employee stock purchase plan.

South Carolina
Under South Carolina law, a transaction in securities is exempt from registration requirements when such a transaction involves an employees' stock purchase, savings, option, profit-sharing, pension, or similar employees' benefit plan.

South Dakota
Under South Dakota law, a security transaction is exempt from registration requirements when such a transaction involves an employees' stock purchase, savings, option, profit-sharing, pension, or similar employees' benefit plan, including any securities, plan interests, and guarantees issued under a compensatory benefit plan or compensation contract.

Tennessee
Under Tennessee law, we may terminate the rights of the purchasers to seek additional remedies by making a written rescission offer, before suit, to refund the consideration paid together with 10.00% interest from the date of payment, less the amount of any income received on the securities.  If the purchaser owns the securities and fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Tennessee law.  The statute of limitations to bring additional remedies is two years after discovery of the violation by the purchaser.

Texas
Under Texas law, a transaction in securities is exempt from registration requirements when such a transaction involves a thrift, savings, stock purchase, retirement, pension, profit-sharing, option, bonus, appreciation right, incentive, or similar written compensation plan or written compensation contract established by the issuer for the benefit of employees.

Utah
Under Utah law, we may terminate the rights of the purchasers to seek additional remedies under the Utah Uniform Securities Act by making a written rescission offer, before suit, to refund the consideration paid together with interest at 12.00% from the date of payment, less the amount of any income received on the securities. If the purchaser owns the securities and fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Utah law.  The statute of limitations to bring additional remedies is two years after discovery of the violation by the purchaser.

Virginia
Under Virginia law, we may terminate the rights of the purchasers to seek additional remedies by making a written rescission offer, before suit, to refund the consideration paid with interest at 6.00% per year from the date of payment, less the amount of any income received on the securities. If the purchaser fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Virginia law.

Washington
Under Washington law, we may terminate the rights of the purchasers to seek additional remedies by making a written rescission offer, before suit, to refund the consideration paid together with 8.00% interest from the date of payment, less the amount of any income received on the securities. The statute of limitations to bring additional remedies is three years after the contract of sale that constituted the violation.

We believe that your acceptance of the rescission offer will preclude you from later seeking similar relief. Regardless of whether you accept the rescission offer, we believe that any remedies you may have after the rescission offer expires would not be greater than an amount you would receive in the rescission offer.

Q:    When and how will I receive payment for my shares if I properly accept the rescission offer?

A:    If you properly accept the rescission offer, we will mail you, within fifteen business days after the completion of the rescission offer, a check for the proceeds to which you are entitled if you hold your shares directly. If you hold Shares subject to the rescission offer through the Depository Trust Company or its nominee ("DTC"), we will mail the check for the proceeds to the DTC participant, and you should contact your DTC participant about having the proceeds properly credited to your account. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

Q:    How will the rescission offer be funded?

A:    The rescission offer will be funded from our existing cash balances, as well as from borrowings under our revolving credit facility. If all persons eligible to participate in the rescission offer accept our offer to the full extent, our results of operations, cash balances or financial condition will not be affected materially.

Q:    Can I change my mind after I have mailed my signed Rescission Offer Election Form?

A:    Yes. You can change your decision about accepting or rejecting our rescission offer at any time before the expiration date. You can do this by completing and submitting a new Rescission Offer Election Form. Any new Rescission Offer Election Forms, together with any required documentation, must be received by us prior to the expiration date in order to be valid. We will not accept any Rescission Offer Election Form after the expiration date or that have not been properly completed.

Q:    Who can help answer my questions?

A:    All questions regarding the Rescission Offer can be directed to our office of corporate legal counsel, Monday through Friday, between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time, by calling (978) 289- 1785 .

Q:    Where can I get more information about DRC?

A:    You can obtain more information about DRC from the filings we make from time to time with the Securities and Exchange Commission. These filings are available on the Securities and Exchange Commission's website at www.sec.gov.

WE URGE YOU TO REVIEW THIS PROSPECTUS AND THE INFORMATION INCORPORATED BY REFERENCE HEREIN CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.

RISK FACTORS

An investment in our common stock involves risks. You should carefully consider the following risk factors relating to the rescission offer in addition to the risks identified in "Cautionary Statement Regarding Forward-Looking Statements" above and the risks identified under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2011. In particular, risks relating to our business or ownership of our common stock are contained primarily under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2011 and in our Quarterly Report on Form 10-Q for the period ended September 30,2012.  Please see "Where You Can Find More Information" on page  39 .

The rescission offer may not bar claims relating to our issuance of shares that were not properly registered, and we may continue to be contingently liable for rescission or damages in an indeterminate amount.

It is not certain that the rescission offer will have the effect of barring claims relating to our issuance of shares of common stock that were not properly registered. If a person accepts the rescission offer, but subsequently asserts a claim against us for an additional remedy, we would expect to assert that the person's acceptance of the rescission offer eliminated any liability we might have had to that person under Section 12 of the Securities Act or applicable state securities laws. Should the rescission offer be rejected, we may continue to be contingently liable for rescission or damages under federal or state securities law. Furthermore, a securityholder's federal right of rescission may survive the rescission offer and the statute of limitations related to a rescission offer.  In this regard, securityholders who do not accept the rescission offer may exercise their legal rights under Section 12 of the Securities Act throughout the remaining statute of limitations, even after the end of the rescission offer. In addition, the rescission offer will not prevent regulators from pursuing enforcement actions or imposing penalties and fines against us with respect to any violations of federal or state securities laws.  In addition, as we are not offering rescission with respect to all shares issued without registration under the ESPP, certain individuals may have claims against the Company other than under applicable securities laws, even where such a claim would be barred by the statute of limitations of the applicable rescission statute.

Your right of rescission, if any, under federal and state law may not survive if you affirmatively reject or fail to accept the rescission offer with respect to any shares of our common stock purchased under the ESPP that are subject to the rescission offer.

The rights remaining to the recipients of a rescission offer are not clearly delineated under federal securities laws. If you affirmatively reject or fail to accept the rescission offer, it is unclear whether your federal right of rescission, if any, will be preserved. The staff of the Securities and Exchange Commission takes the position that a rescission offer does not alter a person's remedies under the Securities Act. However, the few federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief.

The rescission offer may also affect your right of rescission and your right to damages, if any, under state law. Under state laws of the Rescission States, acceptance or rejection of rescission offers may preclude offerees from initiating an action against the rescission offeror in connection with the registration of securities that are the subject of the rescission offer. We may assert, among other defenses, in any litigation initiated by a person eligible to participate in the rescission offer who accepts or rejects the rescission offer, that such person is estopped from asserting such claims as a result of the rescission offer.

Generally, the statute of limitations for enforcement of federal statutory rescission rights by a security holder is one year commencing on the date of the sale of the security sold in violation of the federal registration requirements. Statutes of limitations under state laws vary by state, with the limitation time period under certain state statutes, including the statutes of the Commonwealth of Massachusetts, not beginning until the facts giving rise to a violation are known. Our rescission offer is not an admission that we did not comply with any federal and state registration or disclosure requirements nor is it a waiver by us of any applicable statute of limitations or any potential defense we may have. Determining when a statute of limitations expires under federal or state law can be a difficult issue, and you should consult with an attorney if you have any questions regarding how federal or state statutes of limitations may apply to any claims you have.

The rescission offer may terminate any right you may have to rescind your acquisition of shares of our common stock under applicable state law.

We believe that the only state securities laws potentially applicable to our issuance of shares of common stock that are subject to the rescission offer are those of the Rescission States.

Holders who do not accept the rescission offer may exercise their legal rights even after the end of the rescission offer.

An eligible holder who does not accept the rescission offer may assert his or her legal rights under Section 12 of the Securities Act throughout the remaining statutory period, if any, although in that case we would expect to assert, among other defenses, that the holder is estopped from asserting claims at that point.  Furthermore, we anticipate that any such claim under Section 12 of the Securities Act would be barred by the federal statute of limitations.

If you do not accept the rescission offer, your shares, although freely tradable, may still remain subject to limitation on resales.

If you affirmatively reject the rescission offer or fail to accept the rescission offer before the expiration of the rescission offer, your shares will be registered under the Securities Act and will be fully tradable, subject to any applicable limitations set forth in Rule 144 or Rule 145 under the Securities Act; provided, however, that you will also remain subject to any applicable terms and conditions of any agreement under which your shares were issued or otherwise relating to your shares. In addition, you will remain subject to any transfer restrictions entered into with respect to your shares. You may only resell shares acquired upon exercise of vested options; shares underlying unvested options may not be resold.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents to which we refer you in this prospectus contain "forward-looking statements" that are based on our current expectations. Actual results in future periods may differ materially from those expressed or implied by those forward-looking statements because of a number of risks and uncertainties. In addition to other factors and matters contained or incorporated by reference in this document, including those disclosed under "Risk Factors," these statements are subject to risks, uncertainties, and other factors, including, among others:

•	Our dependency on the Federal government and changes in federal spending priorities;
•	A shift in pricing structure for government contracts;
•	Risks associated with actual and potential goodwill impairment;
•	An increased focus on the elimination of administrative costs within the Department of Defense;
•	Failure to obtain new government contracts or retain existing contracts;
•	The effect of Federal government in-sourcing on our business;
•	The loss of skilled personnel;
•	The risk of security breaches in systems we develop, install, or maintain;
•	Failure by Congress to timely approve budgets governing spending by Federal agencies;
•	Risks due to government contract provisions providing for rights unfavorable to us, including the ability to terminate contracts at any time for convenience;
•	Potential systems or service failures that could result in liability to our Company;
•	Competition with competitors who may have advantages due to having greater resources or qualifying for special statuses;
•	Failure to obtain or maintain necessary security clearances;
•	Risks associated with various, complex Federal government procurement laws and regulations;
•	Adverse effects in the event of an unfavorable Federal audit of our contracts;
•	Failure to adequately safeguard confidential information;
•	An adverse outcome related to ongoing legal proceedings;
•	Incurrence of expenditures prior to final receipt of contracts;
•	Competitive conditions in current markets and difficulties in entering new markets; and
•	Our ability to maintain sufficient sources of financing and the risk that our financing requirements should increase.

Furthermore, in some cases, you can identify forward-looking statements by terminology such as may, will, could, should, expect, plan, intend, anticipate, believe, estimate, predict or potential, the negatives of such terms, or other comparable terminology. These statements are only predictions. Our actual results may differ materially from those contemplated by any forward-looking statement. Except as otherwise required by law, we expressly disclaim any obligation to release publicly any update or revisions to any forward-looking statements to reflect any changes in our expectations or any change in events, conditions, or circumstances on which any of our forward-looking statements are based. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

OUR COMPANY

We are a leading provider of innovative management consulting, science, engineering, and information technology services and solutions to federal and state governments.

Our go-to-market strategy is sharply focused within each of four dimensions:

•	Solutions. We deliver five high-value, differentiated solutions to our clients: business transformation, information technology, training and performance support, management services, and science and engineering services. We believe our solutions align well with the needs of today's government customers that require improved efficiencies and effectiveness, and face procurement reform, transformational and technology based changes, and ongoing, changing security threats.

•	Markets and Customers. We target markets which are based on long-term market force drivers that have sustained demand for our services. We select specific customers from government agencies in our target growth markets with needs that well match the solutions we provide. Currently our target growth markets include homeland security, healthcare, cyber security, intelligence, and financial/regulatory reform.

•	Prime Government and Agency-Wide Contracts. We hold a portfolio of government and agency-wide multiple award schedule indefinite delivery/indefinite quantity ("ID/IQ") task order contracts. Today, these types of contracts are the federal government's preferred means of procurement for services.

•	Acquisitions. We use acquisitions, funded through both operationally generated cash and leverage, to strengthen our position in our target growth markets.

Our position as a leading mid-size company allows us to bring to bear the personnel, technology resources, and industry standard practices of a large company with the responsiveness of a small company. Rather than force a pre-packaged solution, we listen to our customers and develop tailored solutions based on proven industry practices and lessons learned in hundreds of successful engagements.  We offer forward-thinking solutions backed by a history of excellence and customer satisfaction.

Founded in 1955 and headquartered in Andover, Massachusetts, we have approximately 1,300 employees located throughout the United States. Our operations are conducted through our wholly owned subsidiaries, Kadix Systems, LLC, H.J. Ford Associates, Inc., High Performance Technologies, Inc., and DRC International Corporation.

Our principal executive offices are located at Two Tech Drive, Andover, MA 01810. Our telephone number is (978) 289-1500.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our Restated Articles of Organization and our Amended and Restated By-Laws, both of which are included as exhibits to the registration statement we have filed with the SEC in connection with this offering. The summary below is also qualified by provisions of applicable law.

Authorized Capital Stock
Under our Restated Articles of Organization, our authorized capital stock consists of 30,000,000 shares of common stock, $ 0.10 par value per share. As of January 9, 2013 ,  10,521,625  shares of our common stock were issued and outstanding and there were  488 holders of record of our common stock. We are also authorized to issue 5,000,000 shares of Series B Preferred Stock, no shares of which are issued and outstanding.
General Description of Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights.  An election of directors by our shareholders shall be determined by a plurality of the votes cast by the shareholders entitled to vote on the election.  Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors.  In the event of our liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock.  Massachusetts law provides that if we make a distribution to our shareholders, other than a distribution of our capital stock, when we are insolvent, or that renders us insolvent, then our shareholders would be required to pay back to us the amount of the distribution we made to them, or the portion of the distribution that causes us to become insolvent.

Stockholders' Rights Agreement

All of our common stock is subject the Company's Amended and Restated Rights Agreement (the "Rights Agreement"), dated July 23, 2008, which entitles the holders of common stock to purchase from the Company shares of our Series B Preferred Stock.  The description of our Series B Preferred Stock Purchase Rights are more fully described in the Registration Statement on Form 8-A (SEC file no. 001-34135) filed with the Commission on July 25, 2008, which description is incorporated by reference herein.
Listing
Our common stock is listed for quotation on The NASDAQ Global Market under the symbol "DRCO." On January 9, 2013 , the last reported sale price of our common stock was $ 6.86  per share.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
Anti-Takeover Provisions in our Articles of Organization and By-Laws

Our Restated Articles of Organization and Amended and Restated By-Laws contain the following provisions that could have the effect of delaying or deferring a change of control of the Company.

Shareholder Action by Written Consent.  Our Restated Articles of Organization and our Amended and Restated By-Laws allow our shareholders to act by written consent, but for action by written consent to be effective, it must be signed by all shareholders entitled to vote on the matter.

Meetings of Shareholders.  Our Amended and Restated By-Laws provide that special meetings of shareholders may only be called by our President or by a majority of the board of directors.  The presiding officer may adjourn the meeting for a period of time not to exceed 60 calendar days if (a) no quorum is present for the transaction of business or (b) a majority of the board of directors determines that adjournment is necessary or appropriate to enable the stockholders (i) to consider fully information that a majority of the board of directors determines has not been made sufficiently or timely available to stockholders or (ii) otherwise to exercise effectively their voting rights.

Stockholder Proposals. Under our Amended and Restated By-Laws, for a stockholder proposal to be properly brought before a meeting, the stockholder must provide the Company a disclosure notice, the proposal must be permitted by law, the Company's Restated Articles of Organization and the Amended and Restated By-Laws, and such stockholder or his, her or its representative must be present in person at such meeting.
To be timely, a proposal notice for an annual meeting must be received by the Company not less than 90 calendar days nor more than 120 calendar days prior to the anniversary date of the immediately preceding annual meeting of stockholders or special meeting in lieu thereof (the "Anniversary Date").
A proposal notice for a special meeting (if for a date more than 90 days before the Anniversary Date) must be received by the Company not later than the close of business on:
•	the 20th calendar day following the earlier of the date on which notice of the date of such meeting was mailed to stockholders or the date of the meeting was publicly disclosed; or
•	if such date of notice occurs more than 90 calendar days prior to the scheduled date of such meeting, the 90th calendar day prior to such scheduled date of such meeting.
Such proposal notice must contain:
•	a brief description of the proposal and the reasons for the proposal;
•	the name and address of the proposing stockholder, the beneficial owners and the other stockholders known by such stockholder to be supporting such proposal;
•	the class and number of shares of the Company capital stock which are beneficially owned by those persons;
•	a description of any agreement, arrangement or understanding that has been entered into as of the date of the proposal notice by, or on behalf of, the stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the stockholder or any of its affiliates or associates, with a representation that the stockholder will notify the Company of any such agreement, arrangement or understanding entered into as of the record date for the meeting;
•	any substantial interest of the stockholder in such proposal;
•	all other information relating to such stockholder required to be disclosed under the Securities Exchange Act of 1934, as amended; and
•	a representation that the stockholder or his, her or its representative intends to appear in person at the meeting.

Nominations of Directors. Our Amended and Restated By-Laws provide that a stockholder (or his, her or its representative) must be present at the meeting for the election of directors and for a nomination notice to be timely provided to the Company.
To be timely, a nomination notice for an annual meeting must be received by the Company not less than 90 calendar days nor more than 120 calendar days prior to the Anniversary Date.
A nomination notice for a special meeting must be received by the Company not later than the close of business on:
•	the 20th calendar day following the earlier of the date on which notice of the date of such meeting was mailed to stockholders or the date of the meeting was publicly disclosed;
•	or if such date of notice occurs more than 90 calendar days prior to the scheduled date of such meeting, the 90th calendar day prior to such scheduled date of such meeting.
As to each person whom the stockholder proposes to nominate for election or re-election as a director, the nomination notice must contain:
•	the name, age, business address and residence address of such person;
•	the principal occupation or employment of such person during the past five years;
•	the class and number of shares of the Company's stock (if any) which are beneficially owned by such person on the date of such stockholder notice;
•	whether any events have occurred with respect to such person that would be required to be disclosed under Item 401(f) of SEC Regulation S-K and a description thereof;
•	whether such person is free of any relationship with the Company or its management that may impair such person's ability to make independent judgments;
•	whether such person would be eligible to serve as an "audit committee financial expert" within the meaning of Item 407(d)(5) of SEC Regulation S-K;
•	a representation that such person meets the bylaws' director qualification requirements; and
•	all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.
As to the stockholder giving the notice, the nomination notice must contain:
•	the name and address of the stockholder, the beneficial owners and the other stockholders known by such stockholder to be supporting such nominee;
•	the class and number of shares of the Company's capital stock which are beneficially owned by those persons;

•	a representation that the stockholder or his, her or its representative intends to appear in person at the meeting;
•
a description of all arrangements and understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, and all relationships between such stockholder or any of its affiliates or associates and each nominee and any of their respective affiliates or associates;

•	a representation that the stockholder will notify the Company in writing of the class and number of such shares owned beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;
•	a description of any agreement, arrangement or understanding that has been entered into as of the date of the proposal notice by, or on behalf of, the stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the stockholder or any of its affiliates or associates, with a representation that the stockholder will notify the Company of any such agreement, arrangement or understanding entered into as of the record date for the meeting; and
•	all other information relating to such person that would be required to be disclosed in solicitations by such person of proxies for election of directors.
Director Qualifications. Our Amended and Restated By-Laws provide that all directors must own, free of any lien or encumbrance, in his or her own right or through an affiliate controlled by such director, not less than 2,000 shares of the Company's common stock, and have or be eligible to have United States Department of Defense personnel security clearances at the level of the Company's facility security clearance.
Staggered Board and Removal of Directors.  We are subject to provisions of the Massachusetts General Laws providing that the terms of directors of a public corporation be staggered by dividing the number of directors into three groups, as nearly as equal as possible in number. Our Restated Articles of Organization also provide that directors may be removed only for cause by the affirmative vote of a majority of the directors then in office or the holders of a majority of our shares of capital stock entitled to vote, provided that the directors elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of such class.  Directors may only be removed at a meeting called for that purpose.  The maximum number of directors is limited to nine by our Amended and Restated By-Laws.
Restriction on Certain Business Combinations. In addition, our Restated Articles of Organization also include restrictions on certain business combinations with interested shareholders.  In general, we cannot enter into a business combination with a "Related Person" without the approval of at least 80% of the outstanding voting stock of the Company unless the proposed business combination either (i) is approved by 2/3 of the "Continuing Directors" or (ii) meets certain price and procedure requirements.

A "Related Person" is defined as any person that together with its affiliates and associates owns in the aggregate 10% or more of the outstanding shares of any class or series of voting stock, and any affiliate or associate of any such Related Person; provided that "Related Person" shall not include (1) the Company or any subsidiary (2) any trustee holding stock for the benefit of employees of the Company or any Subsidiary pursuant to any employee benefit plan, employee stock ownership plan or similar arrangement or (3) any person that together with its affiliates or associates owned in the aggregate 5% or more of the outstanding shares of Common Stock of the Company on December 31, 1986.

"Continuing Directors" is defined as a board member who (1) is not an affiliate or associate of any Related Person involved in the propose business transaction and (2) (A) was a board member before April 1, 1987 or (B) was a member of the board immediately prior to the time that any such Related Person became a Related person, or (C) was nominated for or elected to his initial term of office by a vote of the directors that included the voles of 2/3 of the directors holding office at the time of such nomination or election where are Continuing Directors with respect to the proposed business transaction.

Under our Restated Articles of Organization a "business combination" generally includes any (1) merger or consolidation, (2) sale, lease, exchange, transfer or other disposition of fair market value of 15% or more of the assets of the Company, (3) issuance or transfer of securities of the Company of fair market value of 15% or more of the assets of the Company, or (4) reclassification of securities or recapitalization which directly or indirectly increases the proportion of securities owned by the Related Person.

Anti-Takeover Provisions under Massachusetts Law

Business Combinations with Interested Shareholders.  We are subject to the provisions of Chapter 110F of the Massachusetts General Laws, an anti-takeover law. In general, this statute prohibits a publicly-held Massachusetts corporation with sufficient ties to Massachusetts from engaging in a "business combination" with an "interested shareholder" for a period of three years after the date of the transaction in which the person becomes an interested shareholder, unless either (1) the interested shareholder obtains the approval of the board of directors prior to becoming an interested shareholder, (2) the interested shareholder acquires 90% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time he becomes an interested shareholder or (3) the business combination is approved by both the board of directors and two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested shareholder) at an annual or special meeting of shareholders, but not by written consent.  In general, an "interested shareholder" is a person who, together with affiliates and associates, owns 5% or more of the corporation's outstanding voting stock or who as an affiliate at any time within the prior three years did own 5% or more of the corporation's voting stock.

A "business combination" generally includes mergers, stock and asset sales and other transactions with the interested shareholder resulting in a financial benefit to the interested shareholder, except proportionately as a shareholder of the corporation. We may at any time amend our Restated Articles of Organization or Amended and Restated By-Laws, by vote of the holders of a majority of our voting stock, to elect not to be governed by Chapter 110F, but such an amendment would not be effective for 12 months and would not apply to a business combination with any person who became an interested shareholder prior to the date of the amendment.

Control Share Acquisitions.  We also are subject to the provisions of Chapter 110D of the Massachusetts General Laws, entitled "Regulation of Control Share Acquisitions." This statute provides, in general, that any shareholder who acquires 20% or more of the outstanding voting stock of a corporation subject to this statute may not vote that stock unless the shareholders of the corporation so authorize.  In addition, Chapter 110D permits a corporation to provide in its Articles of Organization or By-Laws that the corporation may redeem, for fair value, all of the shares acquired in a control share acquisition if the interested shareholder does not deliver a control share acquisition statement as required by the statute or if the interested shareholder delivers a control share acquisition statement but the disinterested shareholders of the corporation do not authorize voting rights for those shares. If the disinterested shareholders authorize voting rights and after a control share acquisition the acquiring shareholder beneficially owns shares entitling the acquiring shareholder to vote, or direct the voting of, shares having a majority or more of all voting power in the election of directors, each shareholder who did not vote in favor of authorizing the voting rights may demand payment for its shares and appraisal rights. Control share acquisitions do not include acquisitions made in connection with a negotiated tender offer, merger or consolidation to which the issuing public corporation is a party or acquisitions of shares made directly from the corporation. We may amend our Restated Articles of Organization or Amended and Restated By-Laws at any time to elect not to be governed by Chapter 110D, but such amendment would not apply to an acquisition that occurred prior to the effective date of such amendment.

Takeover Bids.  We are also subject to the provisions of Chapter 110C of the Massachusetts General Laws, which requires the person commencing a takeover bid to file certain information with the Secretary of the Commonwealth and the target company and provides that a bidder who fails to disclose its intent to gain control over a target corporation prior to acquiring 5% of the target company's stock is precluded from making any takeover bid for a period of one year after crossing the 5% threshold.

THE RESCISSION OFFER

Background

Our 2000 Employee Stock Purchase Plan, or ESPP, is a qualified employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended. The ESPP provides a voluntary, systematic method for eligible participants to purchase shares of our common stock through periodic payroll deductions. In 2011, we discovered that beginning in July 2007, shares of our common stock issued under the ESPP exceeded the number of shares we had registered on Form S-8 , as we had inadvertently failed to file an amendment to our registration statement on Form S-8 when the number of shares issuable under the ESPP was increased. We first exceeded the number of shares registered on Form S-8 on July 31, 2007 . Our inadvertent failure to register with the Securities and Exchange Commission the sale of certain shares of our common stock under the ESPP may have constituted a violation of Section 5 of the Securities Act (which generally requires registration of offers and sales of securities) and may give rise to liability under Section 12 of the Securities Act (which generally provides a rescission remedy for offers and sales of securities in violation of Section 5 of the Securities Act).
The rescission offer is being made to 318 purchasers that purchased a total of up to  84,454  shares of common stock through accumulated payroll deductions pursuant to, between July 31, 2007 and May 31, 2011, which we refer to as the Purchase Period. We did not register these shares under the Securities Act or under any state securities laws. In addition, because of the frequency and amount of sales made pursuant to ESPP subscription agreements during the Purchase Period, as well as the nature of the purchasers, we do not believe that a valid exemption under the Securities Act was available for these stock issuances, nor did we take the steps required to ensure the availability of many applicable exemptions from qualification under state securities laws with respect to these shares. Consequently, these shares may have been issued in violation of the Securities Act, as well as a number of state securities laws, and may be subject to rescission.
In order to address this issue, we are making the rescission offer to all employees and former employees who purchased outstanding shares subject to rescission during the periods set forth in this prospectus, depending on the state in which the purchaser resides. These shares are held by our current and former employees, including two of our executive officers. Our current executive officers who purchased shares through the ESPP during the Purchase Period have advised us that they will not be participating in the rescission offer.
If our rescission offer is accepted by all offerees, we will be required to make an aggregate payment to the holders of these shares of up to approximately $ 1.0 million, which includes statutory interest. The price at which the shares of common stock subject to the rescission offer were originally sold exceeded market value by $0.3 million based on the January 9, 2013 stock price of our common stock. The rescission offer will be kept open for 30 days and will be registered under the Securities Act and qualified in each state where such qualification is required under applicable state securities laws.
 Rescission Offer and Price
We are offering to rescind certain stock issuances pursuant to our ESPP during the Purchase Period. By making this rescission offer, we are not waiving any applicable statutes of limitations.
More specifically, we are offering to rescind the sale of a total of  84,454  shares of our common stock, which shares were originally purchased from the Company by 318 persons. This offer will be made to current and former employees who purchased shares of our common stock pursuant to the ESPP during the Purchase Period  who may have rights of rescission within the applicable statutes of limitations,  and who are, or were at the time of issuance, residents of the Rescission States, at prices ranging from $6.63 to $14.12 per share.

If you accept our rescission offer, we will rescind sales of the shares you hold that are subject to the rescission offer at the price per share you paid multiplied by the number of shares owned by you, plus interest at the current statutory rate per year mandated by your state of residence from the date of purchase through the date that the rescission offer expires. If you have sold your shares, you may still be eligible to participate in the rescission offer if you sold your eligible shares at a loss.  In such an instance, you would receive the amount for which you purchased the shares, plus statutory interest on such amount , minus the amount for which you sold such shares.  If you no longer hold the shares that you purchased and did not sell those shares at a loss, then you are not eligible to participate in this rescission offer.
If you accept our rescission offer, you will be entitled to receive interest at the applicable statutory interest rate per year in accordance with your state of residence. You will not, however, be entitled to any payments for interest or otherwise unless you affirmatively elect to participate in the offer. The legal rate of interest for the rescission of sales of shares in each of the Rescission States is 1.00% to 12.00%, with the precise interest rate determined by the law of the state of residence of the rescinding holder, which interest rates are as follows:

Alabama	6.00%	Louisiana	4.00%	Pennsylvania	6.00%
Arizona	10.00%	Maryland	10.00%	South Carolina	8.75%
California	7.00%	Massachusetts	6.00%	South Dakota	1.00%
Colorado	8.00%	Minnesota	6.00%	Tennessee	10.00%
District of Columbia	6.00%	Missouri	8.00%	Texas	6.00%
Florida	6.00%	New Hampshire	10.00%	Utah	12.00%
Georgia	6.00%	New York	6.00%*	Virginia	6.00%
Illinois	10.00%	North Carolina	8.00%	Washington	8.00%
Kansas	10.00%	Ohio	10.00%
Kentucky	8.00%	Oklahoma	6.00%

*
New York does not have a rescission statute and thus has no statutory interest pertaining to the rescission offer.  Because the Company is a Massachusetts corporation and federal law requires the payment of statutory interest with respect to rescission offers, the Company is offering New York residents a 6.00% rate of statutory interest in accordance with Massachusetts law.

As of January 9, 2013 , the closing sale price of our common stock (as reported on The NASDAQ Global Market) was $ 6.86  per share, and our common stock was held by  488  holders of record. We did not declare any cash dividends in the two years ended December 31, 2011 or in the interim period since then, and do not intend to in the near future.
Purchase Period
DRC employees who purchased shares of our common stock from July 2007 to May 2011 are eligible to participate in the rescission offer as follows, in each case to the extent such shares were not resold by such employees at a price greater than the purchase price:
•	Residents of Arizona, the District of Columbia, Florida, Illinois, Kansas, Maryland, Missouri, North Carolina, Pennsylvania, South Carolina, South Dakota, Texas and Virginia are only eligible to participate in the rescission offer to the extent they purchased their shares after August 9, 2010.
•	Residents of Alabama, Colorado, Georgia and Louisiana are only eligible to participate in the rescission offer to the extent they purchased their shares after August 9, 2009.
•	Residents of New York and Washington are only eligible to participate in the rescission offer to the extent they purchased their shares after August 9, 2008.
•	Residents of each of the other Rescission States, including California, Kentucky, Massachusetts, Minnesota, Ohio, Oklahoma, Tennessee and Utah, are eligible to participate in the rescission offer with respect to all shares they purchased under the ESPP.

Acceptance
You may accept the rescission offer with respect to shares eligible to be rescinded by completing and signing the enclosed Rescission Offer Election Form indicating the shares for which sales are to be rescinded, together with all other required documentation, so that it is received by us by or before 5:00 p.m., Eastern Time, on                       , 2013, which date and time that we refer to in this document as the expiration date. All acceptances of the rescission offer will be deemed to be effective on the expiration date and the right to accept the rescission offer will terminate on the expiration date. Acceptances or rejections may be revoked in a written notice to our legal department at Dynamics Research Corporation, Two Tech Drive, Andover, Massachusetts 01810, attention: Assistant General Counsel, and must be received by us prior to the expiration date. If you intend to accept the rescission offer, we recommend that you mail your Rescission Offer Election Form, together with all other required documentation, early enough that we receive it prior to the expiration date.
If you currently own shares and you hold certificates for such Shares, you must enclose with the Rescission Offer Election Form the certificates for the shares to be repurchased by us, properly endorsed for transfer, with your signature guaranteed by an eligible guarantor institution such as a commercial bank, trust company, securities broker or dealer, credit union or savings & loan that is a member of the Medallion Signature Guarantee Program. If the Administrator currently holds certificates for the Shares to be repurchased by us, the Administrator holds such shares in book-entry form or you are a registered holder of uncertificated shares, your signature on the Rescission Offer Election Form must be guaranteed as described above. If you decide to accept the rescission offer and intend to use the mail to return your stock certificates to us, we recommend that you use insured and registered or certified mail, return receipt requested.

If you have already sold shares at a loss, you must enclose with the Rescission Offer Election Form proof reasonably satisfactory to us evidencing the bona fide sale of such shares to a third party, including the sale price for such shares. Satisfactory proof of the sale price of such shares may take the form of a receipt from the broker, dealer or other person conducting the sale. The sale price may have been paid in either cash or property. Subject to the restrictions in the latter part of this paragraph, if the sale price was paid in cash, the sale price will be the cash price paid. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale. If the proof of the sale price is not reasonably satisfactory to us, we may require additional proof. In addition, we may require evidence that any such sale of shares was a bona fide transfer to a third party.

If you properly accept the rescission offer, we will mail you, within fifteen business days after the completion of the rescission offer, a check for the proceeds to which you are entitled if you hold your shares directly. If you hold Shares subject to the rescission offer through the DTC, we will mail the check for the proceeds to the DTC participant, and you should contact your DTC participant about having the proceeds properly credited to your account. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

The rescission offer will expire at 5:00 p.m., Eastern Time, on                       , 2013. If you submit a Rescission Offer Election Form after the expiration time, regardless of whether your form is otherwise complete, your election will not be accepted, and you will be deemed to have rejected our rescission offer.
For your election to rescind to be effective, you must return the enclosed Rescission Offer Election Form in the enclosed return envelope to Dynamics Research Corporation, Two Tech Drive, Andover, Massachusetts 01810, attention: Assistant General Counsel.  We must receive a properly completed form before                   , 2013 in order for your election to be effective.  If you otherwise do not submit a Rescission Offer Election Form by the expiration time, you will be deemed to have rejected the rescission offer.
Neither we nor our officers and directors make any recommendations to you with respect to the rescission offer contained herein. You are urged to read the rescission offer carefully and to make an independent evaluation with respect to its terms.

Special Procedures for DTC Participants

To accept the rescission offer on behalf of a beneficial owner of shares registered in the name of DTC, a DTC participant must complete the Rescission Offer Election Form and return it to us along with:

•
for all shares you want us to rescind that have been previously sold at a loss, proof reasonably satisfactory to us evidencing the bona fide sale of such shares to a third party, including the sale price for such shares; and

•
initiate a Deposit/Withdrawal At Custodian ("DWAC") transaction to transfer to us the shares that are registered in the name of DTC and are being repurchased by us pursuant to the Rescission Offer. We will notify the DTC participant of the date that the DWAC transaction should be initiated.

Satisfactory proof of sale may take the form of a receipt from the broker, dealer or other person conducting the sale. The signature of a DTC participant on the Rescission Offer Election Form is not required to be guaranteed if the DTC participant is a member of the Medallion Signature Guarantee Program and the DTC participant affixes its Medallion stamp on the Rescission Offer Election Form.

IF A DTC PARTICIPANT FAILS TO NOTIFY US IN WRITING OF YOUR ACCEPTANCE OF THE RESCISSION OFFER ON OR BEFORE THE EXPIRATION DATE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER.

Rejection or Failure to Affirmatively Accept
If you fail to accept, or if you affirmatively reject the rescission offer by so indicating on the enclosed Rescission Offer Election Form, you will retain ownership of the shares in accordance with the terms of our ESPP and you will not receive any cash for those shares in connection with the rescission offer. Your shares will be registered and fully tradable under the Securities Act. Your shares will remain subject to any applicable terms and conditions of the original subscription agreement under which they were issued and any subsequent agreement relating to such shares. In addition, you will remain subject to our insider trading policy requirements, is applicable, and any other transfer restrictions entered into with respect to your shares.
Solicitation
We have not retained, nor do we intend to retain, any person to make solicitations or recommendations to you in connection with the rescission offer.
Effect of Rescission Offer

It is unclear whether the rescission offer will terminate our liability, if any, for failure to register or qualify the issuance of the securities under either federal or state securities laws. Accordingly, should the rescission offer be rejected by any or all offerees, we may continue to be contingently liable under the Securities Act and applicable state securities laws for the purchase price of these shares up to an aggregate amount of approximately $1.1 million, which includes statutory interest. If you are a stockholder who acquired shares of our common stock that are subject to the rescission offer, it is possible that you may continue to have rights under common law or fraud in the state in which the potential securities violation with respect to your shares occurred. If a court were to impose a greater remedy, our liability as a result of the potential securities violations would be higher.

We believe that your acceptance of the rescission offer will preclude you from later seeking similar relief under general theories of estoppel, and we are unaware of any federal or state case law to the contrary. However, we urge you to consult with an attorney regarding all of your legal rights and remedies before deciding whether or not to accept the rescission offer.

Regardless of whether you accept the rescission offer, we believe that any remedies you may have after the rescission offer expires would not be greater than an amount you would receive in the rescission offer.

Below is a discussion of our contingent liability as a result of potential securities laws violations resulting from our issuance of the shares covered by the rescission offer on a state-by-state basis as well as under the Securities Act . Each state has different laws with respect to rights under common law and fraud and the following discussion of state law does not relate to the antifraud provisions of applicable securities laws or rights under common law or equity.  We do not believe that acceptance or rejection of the rescission offer will have any effect on the rights of any holder under applicable antifraud provisions of federal or state securities laws or under common law or at equity.

Alabama

Under Alabama law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Alabama Securities Act.  The purchaser may sue to recover the consideration paid for such securities, together with interest at 6.00% per year from the date of payment, court costs and reasonable attorneys' fees, less any income or distributions received on the securities, or for damages if the purchaser no longer owns the securities, at any time prior to two years from the date of sale.

However, we may terminate the rights of the purchasers to seek additional remedies under the Alabama Securities Act by making a written rescission offer, before suit, to refund the consideration paid together with interest at 6.00% per year from the date of payment, less the amount of any income received on the securities.  If the purchaser owns the securities and fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Alabama law. If the purchaser receives such offer at a time when the purchaser does not own the securities, that purchaser will no longer have any right of rescission under Alabama law unless the purchaser rejects the offer in writing within 30 days of its receipt.

We believe this rescission offer complies in all material respects with the rescission offer requirements of the Alabama Securities Act.

Arizona

Under Arizona law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Securities Act of Arizona. The purchaser may elect to void a sale or contract for sale of any securities in violation of the registration requirements of Arizona law and may sue to recover the consideration paid for such securities, together with interest at 10.00% per year from the date of purchase, taxable court costs and reasonable attorneys' fees, less any income or distributions received on the securities, on tender of the securities purchased, at any time prior to the one year anniversary of the noncompliance with the registration requirements.

Arizona law does not provide for voluntary rescission offers initiated by an issuer as means of curing non-compliance with the requirement to register securities under Arizona law.  However, the Arizona Corporate Commission has the administrative authority to order a rescission offer.  In that instance, the issuer must file the following materials with and receive prior approval from the Director of Securities:

•	a written offer stating the respect in which liability under the registration requirements may have arisen and that includes an offer of a cash price equal to the fair market value of the consideration paid, together with interest at 10.00% for the period from the date of purchase to the date of repayment, less any income or distributions received on the securities;

•	a prospectus and other documents providing full disclosure about our financial and business conditions and the risks associated with retention of the securities and other information as the Arizona Corporate Commission may require; and

•	a statement that such offer may be accepted by the purchaser at any time within 30 days of its receipt.

If such a rescission offer is ordered, then we must also provide financial statements prepared in accordance with applicable Arizona law to the Director of the Arizona Corporate Commission demonstrating that the issuer has adequate funds to pay the rescission amount ordered to all eligible purchasers.  If the purchaser fails to accept an offer within 30 days of its receipt, that purchaser retains the right of rescission unless the statute of limitations has expired.

While we have not been ordered to hold a rescission offer for ESPP participants in the State of Arizona, we are including in this prospectus the information that would be required if such an offer had been so ordered.  Furthermore, while Arizona law does not provide for termination by rescission offer of the rights of holders, we believe that purchasers will be estopped from maintaining such an action following completion of the rescission offer.

California

Under California law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the California Corporate Securities Law of 1968.  The issuance and sale of the securities under the ESPP to California residents violated Section 25110 of the California Corporate Securities Law of 1968, which requires that all securities be qualified or exempt before being sold.  The purchaser may sue to recover the consideration paid for such securities, together with interest at 7.00% per year, less the amount of any income received from ownership of the securities, upon the tender of such securities, or for damages if the purchaser no longer owns the securities, at any time prior to the earlier of the two year anniversary of the noncompliance with the registration or qualification requirements or the one year anniversary of discovery of such noncompliance by the purchaser.

However, we may terminate the rights of the purchasers to seek additional remedies under the California Corporate Securities Law of 1968 by making a written rescission offer, before suit, approved as to form by the California Commission of Corporations where the offer:

•	states the respect in which liability under the registration or qualification requirements may have arisen;

•	offers to repurchase the securities for a cash price payable upon delivery of the securities or offering to pay the purchaser an amount in cash equal in either case to the amount recoverable by the purchaser, or offering to rescind the transaction by putting the parties back in the same position as before the transaction;

•	provides that such offer may be accepted by the purchaser at any time within a specified period of not less than 30 days after the date of such receipt of the offer unless rejected earlier during such periods by the purchaser;

•	sets forth the provisions of the rescission offer requirements under the California Corporate Securities Law of 1968; and

•	contains such other information as the California Commissioner of Corporations may require by rule or order.

If the purchaser fails to accept such offer in writing within the specified time period of not less than 30 days after the date of receipt of the offer, that purchaser will no longer have any right of rescission under California law.  We must also file with the California Commissioner of Corporations, in such form as the California Commissioner of Corporations prescribes by rule, an irrevocable consent appointing the Commissioner of Corporations or its successor in office to be our attorney to receive services for any lawful process in any noncriminal suit, action or proceeding against us or our successor, which arises under California law after the consent has been filed with all the same force and validity as if served personally on us.

We have not yet obtained approval as to form by the California Commission of Corporations, but are in the process of doing so.  We believe that, once this approval has been obtained, this rescission offer will comply in all material respects with the rescission offer requirements of the California Corporate Securities Law of 1968.

Colorado

Under Colorado law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Colorado Securities Act.  The purchaser may sue to recover at law or in equity the consideration paid for such securities, together with interest at 8.00% per year from the date of payment, costs and reasonable attorneys' fees, less any income or distributions received on the securities, or for damages if the purchaser no longer owns the securities, at any time prior to the two year anniversary of the noncompliance with the registration requirements.

However, we may terminate the rights of the purchasers to seek additional remedies under the Colorado Blue Sky Law by making a written rescission offer, before suit, stating the respect in which liability under the registration requirements may have arisen and advising the purchaser of their rights in connection with the offer.  The offer to rescind sales of the securities shall be an amount equal to the purchase price paid, together with interest at 8.00% after the date of purchase, less the amount of any income received on the security.  If the purchaser fails to accept an offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Colorado law.

 We believe this rescission offer complies in all material respects with the rescission offer requirements of the Colorado Securities Act.

District of Columbia

Under District of Columbia law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the District of Columbia Securities Act of 2000. The purchaser may sue to recover at law or in equity the consideration paid for such securities, together with interest at 6.00% per year from the date of payment, costs and reasonable attorneys' fees, less any income or distributions received on the securities, or for damages if the purchaser no longer owns the securities, at any time prior to the one year anniversary of the noncompliance with the registration requirements.

However, we may terminate the rights of the purchasers to seek additional remedies under the District of Columbia Securities Act of 2000 by making a written rescission offer, before suit, to refund the consideration paid together with interest at 6.00% from the date of payment, less the amount of any income received on the securities. If the purchaser owns the securities and fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under District of Columbia law. If the purchaser receives such offer at a time when the purchaser does not own the securities, that purchaser will no longer have any right of rescission under District of Columbia law unless the purchaser rejects the offer in writing within 30 days of its receipt.

We believe this rescission offer complies in all material respects with the rescission offer requirements of the District of Columbia Securities Act of 2000.

Florida

Under the Florida Securities and Investor Protection Act, offers and sales of securities are exempt from registration when made under a bona fide employer-sponsored stock purchase plan when offered only to employees of the sponsoring organization or to employees of its controlled subsidiaries.  As the ESPP was only available to DRC employees, the offering and sale of the shares was exempt under Florida law and rescission is not available with respect to shares purchased by Florida residents more than one year prior to August 9, 2011.

When rescission is available under Florida law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Florida Securities and Investor Protection Act.  The purchaser may sue to recover the consideration paid for such securities, plus interest at 7.00%, less any income or distributions received on the securities, or for damages if the purchaser no longer owns the securities, at any time prior to the four year anniversary of the date of sale of such securities.

However, we may terminate the rights of the purchasers to seek additional remedies under the Florida Securities and Investor Protection Act by making a written rescission offer to refund the consideration paid, plus interest at 7.00%, less the amount of any income received on the securities.  If the purchaser has sold the security, the offer shall be for an amount equal to the difference between the amount paid for the security and the amount received by the sale of the security, plus interest at 7.00%, less any income received on the securities.  If the purchaser owns the securities and fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Florida law.  If the purchaser receives such offer at a time when the purchaser does not own the securities, that purchaser will no longer have any right of rescission under Florida law unless the purchaser rejects the offer in writing within 30 days of its receipt.

Georgia

Under Georgia law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Georgia Uniform Securities Act of 2008.  The purchaser may sue to recover the consideration paid for such securities, together with interest at 6.00% from the date of purchase, costs and reasonable attorneys' fees, less any income received on the securities, or for damages if the purchaser no longer owns the securities, at any time prior to the two year anniversary of the noncompliance with the registration requirements.

However, we may terminate the rights of the purchasers to seek additional remedies under the Georgia Uniform Securities Act of 2008 by making a written rescission offer, before suit, stating the respect in which liability under the registration requirements may have arisen and advising buyer of their rights in connection with the offer.  The offer to rescind sales of the securities shall be for cash, payable on delivery of the security, equal to the consideration paid, together with interest at 6.00%, less the amount of any income received on the security.  If the purchaser fails to accept an offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Georgia law.

We believe this rescission offer complies in all material respects with the rescission offer requirements of the Georgia Uniform Securities Act of 2008.

Illinois

Under the Illinois Securities Law of 1953, a security is exempt from state registration requirements when the security issued pursuant to (i) a written compensatory benefit plan (including any purchase plan) and interests in such plans established by one or more of the issuers thereof or its majority-owned subsidiaries for the participation of their employees or (ii) a written contract relating to the compensation of any such person. As the ESPP was only available to DRC employees, the offering and sale of the shares was exempt under Illinois law and rescission is not available with respect to shares purchased by Illinois residents more than one year prior to August 9, 2011.

Under Illinois law, where rescission is available, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Illinois Securities Law of 1953.  The purchaser may sue to recover the full amount paid for such securities, together with interest at 10.00% per year from the date of payment, costs and reasonable attorneys' fees, less any income or distributions received on the securities, or for damages if the purchaser no longer owns the securities, at any time prior to the three year anniversary of discovery of the noncompliance by the person bringing the action of the violation.

However, we may terminate the rights of the purchasers to seek additional remedies under the Illinois Securities Law of 1953 by making a written rescission offer, before suit, to refund the full amount paid for such securities, together with interest at 10.00% per year from the date of payment, less any income or distributions received on the securities. If the purchaser fails to accept such offer within 15 days of its receipt, that purchaser will no longer have any right of rescission under Illinois law.

Kansas

Under Kansas law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Kansas Uniform Securities Act.  The purchaser may sue to recover the consideration paid for such securities, together with interest at 10.00% per year from the date of payment, costs and reasonable attorneys' fees, less any income received on the securities, or for damages if the purchaser no longer owns the securities, at any time prior to the one year anniversary of the noncompliance with the registration requirements.

However, we may terminate the rights of the purchasers to seek additional remedies under the Kansas Uniform Securities Act by making a written rescission offer, before suit, stating the respect in which liability under the registration requirements may have arisen and advising buyer of their rights in connection with the offer.  The offer to rescind sales of the securities shall be for cash, payable on delivery of the security, equal to the consideration paid and interest at 10.00% from the date of payment, less any income received on the security.  If the purchaser owns the securities and fails to accept such offer within 30 days of its receipt, such purchaser will no longer have any right of rescission under Kansas law.  If the purchaser receives such offer at a time when the purchaser does not own the securities, that purchaser will no longer have any right of rescission under Kansas law unless the purchaser rejects the offer in writing within 30 days of its receipt.

We believe this rescission offer complies in all material respects with the rescission offer requirements of the Kansas Uniform Securities Act.

Kentucky

Under Kentucky law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Kentucky Securities Act.  The purchaser may sue to recover at law or in equity the consideration paid for such securities, together with interest at 8.00% per year from the date of payment, costs and reasonable attorneys' fees, less any income or distributions received on the securities, or for damages if the purchaser no longer owns the securities, at any time prior to the three year anniversary of the discovery by the person bringing the action of the violation.

However, we may terminate the rights of the purchasers to seek additional remedies under the Kentucky Securities Act by making a written rescission offer, before suit, to refund the consideration paid together with interest at 8.00% from the date of payment, less the amount of any income received on the securities.  If the purchaser owns the securities and fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Kentucky law.  If the purchaser receives such offer at a time when the purchaser does not own the securities, that purchaser will no longer have any right of rescission under Kentucky law unless the purchaser rejects the offer in writing within 30 days of its receipt.

We believe this rescission offer complies in all material respects with the rescission offer requirements of the Kentucky Securities Act.

Louisiana

Under Louisiana law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Louisiana Securities Law. The purchaser may sue to recover in any court the consideration paid for such securities, together with 4.00% interest from the date of payment, all taxable court costs, and reasonable attorneys' fees, less any income received on the securities. If the purchaser no longer owns the securities, the purchaser may sue for damages.  Suits under the applicable securities law may be brought at any time prior to the two year anniversary of the contract for sale of the relevant securities.

However, we may terminate the rights of the purchasers to seek remedies under the Louisiana Securities Law by making a written rescission offer, before suit, to refund the consideration paid in cash or by certified check together with interest at the rate provided in the interest bearing security or, if not an interest bearing security, at the applicable legal rate from the date of payment for the security, less the amount of any income received on the securities. If the purchaser owns the securities and fails to accept such offer within 30 days of its receipt or if the purchaser accepts such offer and the offeror complies with the terms of such offer, that purchaser will no longer have any right of rescission under Louisiana law. If the purchaser receives such offer, with all stated terms, at a time when the purchaser does not own the securities, that purchaser will no longer have any right of rescission under Louisiana law if the purchaser fails to accept such offer within 30 days of its receipt or if the purchaser accepts such offer and the offeror complies with the terms of such offer.

We believe that this rescission offer complies in all material respects with the rescission offer requirements of the Louisiana Securities Law.

Maryland

Under Maryland law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Maryland Securities Act. The purchaser may sue to recover at law or in equity the consideration paid for such securities, together with interest at 10.00% per annum from the date of payment, costs and reasonable attorneys' fees, less any income received on the securities, or for damages if the purchaser no longer owns the securities, at any time prior to the one year anniversary of the noncompliance with the registration requirements.

However, we may terminate the rights of the purchasers to seek additional remedies under the Maryland Securities Act by making a written rescission offer, before suit, to refund the consideration paid together with interest at 10.00% from the date of payment, less the amount of any income received on the securities. If the purchaser owns the securities and fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Maryland law. If the purchaser receives such offer at a time when the purchaser does not own the securities, that purchaser will no longer have any right of rescission under Maryland law unless the purchaser rejects such offer in writing within 30 days of its receipt.

We believe that this rescission offer complies in all material respects with the rescission offer requirements of the Maryland Securities Act.

Massachusetts

Under Massachusetts law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Massachusetts Uniform Securities Act. The purchaser may sue either at law or in equity to recover the consideration paid for such securities, together with interest at 6.00% per year from the date of payment, costs and reasonable attorneys' fees, less the amount of any income received on the securities, or for damages if the purchaser no longer owns the securities, at any time prior to the four year anniversary of the discovery by the person bringing the action of a violation of the Massachusetts Uniform Securities Act.

However, we may terminate the rights of the purchasers to seek additional remedies under the Massachusetts Uniform Securities Act by making a written rescission offer, before suit, to refund the consideration paid together with 6.00% interest from the date of payment, less the amount of any income received on the securities. If the purchaser owns the securities and fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Massachusetts law. If the purchaser receives such offer at a time when the purchaser does not own the securities, that purchaser will no longer have any right of rescission under Massachusetts law unless the purchaser rejects the offer in writing within 30 days of its receipt.

We believe that this rescission offer complies in all material respects with the rescission offer requirements of the Massachusetts Uniform Securities Act.

Minnesota

Under Minnesota law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Minnesota Securities Act. The purchaser may sue to recover the consideration paid for such securities, together with interest from the date of payment at a rate of 6.00% per annum, costs and reasonable attorneys' fees determined by the court, less the amount of any income received on the securities.  If the initial purchaser no longer holds that security, he or she may bring suit for damages together with interest from the date of purchase, costs, and reasonable attorneys' fees as determined by the court.  A purchaser may bring such suits at any time prior to the two year anniversary of the discovery by the person bringing the action or within five years after the violation under Minnesota's securities provisions, whichever is earlier.

However, we may terminate the rights of the purchasers to seek remedies under the Minnesota Securities Act by making a written rescission offer, before suit, to refund the consideration paid together with interest from the date of payment, less the amount of any income received on the securities or, if the purchaser no longer owns the security, damages. The letter must also state the liability under the Securities Act that may have arisen and fairly advise the purchaser of his or her rights in connection with the offer.  If the purchaser owns the securities and fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Minnesota law. If the purchaser receives such offer at a time when the purchaser does not own the securities, that purchaser will no longer have any right of rescission under Minnesota law if the purchaser fails to accept the offer in writing within 30 days of its receipt.

We believe that this rescission offer complies in all material respects with the rescission offer requirements of Minnesota's securities provisions.

Missouri

Under the Missouri Securities Act of 2003, any security issued in connection with an employee's stock purchase, savings, pension, profit-sharing or similar benefit plan is exempt from state registration requirements.  As the ESPP was only available to DRC employees, the offering and sale of the shares was exempt under Missouri law and rescission is not available with respect to shares purchased by Missouri residents more than one year prior to August 9, 2011.

Under Missouri law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Missouri Securities Act of 2003.  The purchaser may sue to recover the consideration paid for such securities, together with interest at 8.00% from the date of purchase, costs and reasonable attorneys' fees determined by the court, less any income received on the securities, or for damages, together with interest at 8.00% from the date of purchase, costs, and reasonably attorneys' fees determined by the court, if the purchaser no longer owns the securities, at any time prior to the one year anniversary of the registration requirements.

However, we may terminate the rights of the purchasers to seek additional remedies under the Missouri Securities Act of 2003 by making a written rescission offer, before suit, stating the respect in which liability under the registration requirements may have arisen and advising buyer of their rights in connection with the offer.  The offer to rescind sales of the securities shall be for cash, payable on delivery of the security, equal to the consideration paid, together with interest at 8.00%, less the amount of any income received on the security.  If the purchaser fails to accept an offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Missouri law.

New Hampshire

Under New Hampshire law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the New Hampshire Uniform Securities Act. The purchaser may sue either at equity for rescission or at law for damages if the purchaser no longer owns the security.  In any suit for rescission under this statute, the purchaser is entitled to recover the consideration paid for the security, together with interest at the legal rate of 10.00% per annum, costs, and reasonable attorneys' fees, less the amount of any income received on the securities.  If the purchaser no longer owns the security, he or she is entitled to damages which shall include the consideration paid for the security together with interest at the legal rate to disposition, costs, and reasonable attorneys' fees, less the value of the security at the date of disposition.   A suit under this statute may be brought at any time prior to the six year anniversary of the first payment of money for the security by the person bringing the action of a violation under the New Hampshire Uniform Securities Act.

However, we may terminate the rights of the purchasers to seek remedies under the New Hampshire Uniform Securities Act by making a written rescission offer, before suit, to refund the consideration paid together with interest at the legal rate from the date of payment, less the amount of any income received on the securities. If the purchaser no longer owns the security, the rescission letter must include an offer to pay the consideration paid for the security together with interest at the legal rate to disposition, less the value of the security at the date of disposition.  If the purchaser, whether he owns or no longer owns the securities, fails to accept such offer in writing within 30 days of its receipt, that purchaser will no longer have any right of rescission under New Hampshire law.  A duplicate copy of the rescission offer must be filed with the secretary of state at least 20 days prior to delivery to the purchaser and the secretary must not object to the offer within that 20 day period.  We intend to so file a copy of this rescission offer. The offer must contain information any additional information the secretary of state by rule or order prescribes.

We believe that this rescission offer complies in all material respects with the rescission offer requirements of the New Hampshire Uniform Securities Act.

New York

Under New York law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Martin Act.  Under this law, unless an exemption is available, issuers must register as a broker-dealer in order to make offers or sales of securities to the public. Purchasers of the unregistered shares have three years to seek a remedy for our failure to register.

While New York law does not provide for termination of these rights by rescission offer, we are including New York purchasers in this rescission offer.  Furthermore, while New York residents will not be precluded from seeking remedies following the rescission offer, we believe that employees who purchased unregistered shares will be estopped from maintaining such an action following completion of the rescission offer.

Because New York has no rescission statute, it has no statutory interest pertaining to the rescission offer.  Because the Company is a Massachusetts corporation and federal law requires the payment of statutory interest with respect to rescission offers, the Company is offering New York residents a 6.00% rate of statutory interest in accordance with Massachusetts law.

North Carolina

Under the North Carolina Securities Act, any security issued in connection with an employee's stock purchase, savings, pension, profit-sharing or similar benefit plan is exempt from state registration requirements.  As the ESPP was only available to DRC employees, the offering and sale of the shares was exempt under North Carolina law and rescission is not available with respect to shares purchased by North Carolina residents more than one year prior to August 9, 2011.

Under North Carolina law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the North Carolina Securities Act.  The purchaser may sue to recover the consideration paid for such securities, together with interest at 8.00% from the date of purchase, costs and reasonable attorneys' fees, less any income received on the securities, or for damages, together with interest at 8.00%, if the purchaser no longer owns the securities, at any time prior to the two year anniversary of the noncompliance with the registration requirements.

However, we may terminate the rights of the purchasers to seek additional remedies under the North Carolina Securities Act by making a written rescission offer, before suit, stating the respect in which liability under the registration requirements may have arisen and advising buyer of their rights in connection with the offer.  The offer to rescind sales of the securities shall be for cash, payable on delivery of the security, equal to the consideration paid, together with interest at 8.00%, less the amount of any income received on the security.  If the purchaser fails to accept an offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under North Carolina law.

Ohio

Under Ohio law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Ohio Revised Code securities chapter. The purchaser may sue at law to recover the full amount paid by the purchaser for such securities plus interest of 10.00% per annum, together with all taxable court costs unless the court determines that the violation did not materially affect the protection contemplated by the violated provision.  The plaintiff may bring the suit at any time prior to the two year anniversary of two years of knowing, or having reason to know, of the violation or prior to the five year anniversary of the date of sale or contract for sale, whichever is shorter.

However, we may terminate the rights of the purchasers to seek remedies under Ohio law by making a written rescission offer, after two weeks form the date of sale, to refund the consideration paid for the security. If the purchaser fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Ohio law.

We believe that this rescission offer complies in all material respects with the rescission offer requirements of the Ohio Revised Code securities chapter.

Oklahoma

Under Oklahoma law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Oklahoma Uniform Securities Act of 2004. The purchaser may sue either at law or in equity to recover the consideration paid for such securities, together with interest at the legal rate of 6.00% from the date of payment, costs and reasonable attorneys' fees determined by the court, less the amount of any income received on the securities, or for damages if the purchaser no longer owns the securities, at any time prior to the two year anniversary of the discovery by the person bringing the action or within five years after the violation under the Oklahoma Uniform Securities Act of 2004, whichever is earlier.

However, we may terminate the rights of the purchasers to seek additional remedies under the Oklahoma Uniform Securities Act of 2004 by making a written rescission offer, before suit, to refund the consideration paid together with interest from the date of payment, less the amount of any income received on the securities. The purchaser must accept the offer within 30 days of receipt.

We believe that this rescission offer complies in all material respects with the rescission offer requirements of the Oklahoma Uniform Securities Act of 2004.

Pennsylvania

Under the Pennsylvania Securities Act of 1972, a security is exempt from state registration requirements when the security issued to employees in connection with an employee stock purchase plan.  As the ESPP was only available to DRC employees, the offering and sale of the shares was exempt under Pennsylvania law and rescission is not available with respect to shares purchased by Pennsylvania residents more than one year prior to August 9, 2011.

Under Pennsylvania law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Pennsylvania Securities Act. The purchaser may sue either at law or in equity to recover the consideration paid for such securities, together with interest at the legal rate of 6.00% from the date of payment, costs and reasonable attorneys' fees, less the amount of any income received on the securities, or for damages if the purchaser no longer owns the securities.  Any such action must be brought within one year after a plaintiff receives actual notice or exercise of reasonable diligence should have known of the violation or within five years of the purchase, whichever period is shortest.

However, we may terminate the rights of the purchasers to seek additional remedies under the Pennsylvania Securities Act by making a written rescission offer, before suit, to refund the consideration paid together with interest from the date of payment, less the amount of any income received on the securities. If the purchaser owns the securities and fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Pennsylvania law. If the purchaser receives such offer at a time when the purchaser does not own the securities, that purchaser will no longer have any right of rescission under Pennsylvania law unless the purchaser fails to accept the offer within 30 days of its receipt.

We believe that this rescission offer complies in all material respects with the rescission offer requirements of the Pennsylvania Securities Act.

South Carolina

Under the South Carolina Uniform Securities Act of 2005, any security issued in connection with an employee's stock purchase, savings, pension, profit-sharing or similar benefit plan is exempt from state registration requirements.  As the ESPP was only available to DRC employees, the offering and sale of the shares was exempt under South Carolina law and rescission is not available with respect to shares purchased by South Carolina residents more than one year prior to August 9, 2011.

Under South Carolina law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of South Carolina's Uniform Securities Act of 2005.  The purchaser may sue to recover the consideration paid for such securities, together with interest at 8.75% from the date of purchase, costs and reasonable attorneys' fees determined by the court, less any income received on the securities, or for damages, together with interest at 8.75% from the date of purchase, costs and reasonable attorneys' fees determined by the court if the purchaser no longer owns the securities, at any time prior to the three year anniversary of the noncompliance with the registration requirements.

However, we may terminate the rights of the purchasers to seek additional remedies under the South Carolina Uniform Securities Act of 2005 by making a written rescission offer, before suit, stating the respect in which liability under the registration requirements may have arisen and advising buyer of their rights in connection with the offer.  The offer to rescind sales of the securities shall be for cash, payable on delivery of the security, equal to the consideration paid, including without limitation all commissions and fees, together with interest at 8.75%, less the amount of any income received on the security.  If the purchaser fails to accept an offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under South Carolina law.

South Dakota

Under the South Dakota Uniform Securities Act of 2002, any security issued in connection with an employee's stock purchase, savings, pension, profit-sharing or similar benefit plan is exempt from state registration requirements.  As the ESPP was only available to DRC employees, the offering and sale of the shares was exempt under South Dakota law and rescission is not available with respect to shares purchased by South Dakota residents more than one year prior to August 9, 2011.

Under South Dakota law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the South Dakota Uniform Securities Act of 2002.  The purchaser may sue to recover the consideration paid for such securities, together with interest at 1.00% per month from the date of purchase, costs and reasonable attorneys' fees determined by the court, less any income received on the securities, or for damages,  together with interest at 1.00% per month from the date of purchase, costs and reasonable attorneys' fees determined by the court, if the purchaser no longer owns the securities, at any time prior to the one year anniversary of the noncompliance with the registration requirements.

However, we may terminate the rights of the purchasers to seek additional remedies under the South Dakota Uniform Securities Act of 2002 by making a written rescission offer, before suit, stating the respect in which liability under the registration requirements may have arisen and advising buyer of their rights in connection with the offer.  The offer to rescind sales of the securities shall be for cash, payable on delivery of the security, equal to the consideration paid, together with interest at 1.00% per month less the amount of any income received on the security.  If the purchaser fails to accept an offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under South Dakota law.

Tennessee

Under Tennessee law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Tennessee Securities Act of 1980. The purchaser may sue either at law or in equity to recover the consideration paid for such securities, together with interest at 10.00% from the date of payment, less the amount of any income received on the securities, or for damages if the purchaser no longer owns the securities.  Damages are the amount that would be recoverable upon tender, less the value of the security when the purchaser disposed of it and interest at 10.00% from the date of disposition.  The purchaser must bring the suit prior to the five year anniversary of the sale that violated the Tennessee Securities Act of 1980 or the two year anniversary of the discovery of the violation, or after such discovery should have been made by the exercise of reasonable diligence, whichever is shorter.

There is no general rule that governs the process for rescission offers given to Tennessee residents.  Each rescission offer is supervised by the Division of Securities and may require unique rules and standards depending on the circumstances.  Generally, however, the Division of Securities requires: a statement as to the reasons for the rescission offer; full and fair disclosure of all material facts surrounding the offer of rescission as well as any material facts that have arisen with respect to the issue and the investment since the commencement of the initial offering; a notice of the investor's right under the Tennessee Securities Act of 1980 to rescind his or her purchase and recover the consideration paid plus interest at the legal rate of 10.00% from the date of subscription amount was paid by the investor; a statement of the amount of time in which the investor must elect to accept or reject the offer of rescission, which must be no less than thirty days from the date the investor is notified of the offer; a statement describing the effect of the failure of an investor to accept or reject the rescission offer within the designated time period; a description of the procedure for accepting or rejecting the offer; and a statement that the offeree may wish to consult independent counsel before deciding to accept or reject the rescission offer.  The Division of Securities may require additional steps depending on the particular situation.

Texas

Under the Texas Securities Act, any security issued in connection with an employee's stock purchase, savings, pension, profit-sharing or similar benefit plan is exempt from state registration requirements so long as the sale is made without any public solicitation or advertisements.  As the ESPP was only available to DRC employees and was provided without solicitation or advertisement, the offering and sale of the shares was exempt under Texas law and rescission is not available with respect to shares purchased by Texas residents more than one year prior to August 9, 2011.

Under Texas law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements the Texas Security Act.  The purchaser may sue to recover the consideration paid for such securities, together with interest at 6.00% from the date of purchase, less any income received on the securities, or for damages if the purchaser no longer owns the securities, at any time prior to the three year anniversary of the noncompliance with the registration requirements.

However, we may terminate the rights of the purchasers to seek additional remedies under the Texas Securities Act by making a written rescission offer, before suit, stating the respect in which liability under the registration requirements may have arisen and advising buyer of their rights in connection with the offer.  The offer to rescind sales of the securities shall be for cash, payable on delivery of the security, equal to the consideration paid, together with interest at 6.00% less the amount of any income received on the security.  If the purchaser fails to accept an offer or fails to make a written rejection while expressly reserving the right to sue within 30 days of its receipt, that purchaser will no longer have any right of rescission under Texas law.  If a purchaser makes a written rejection and expressly reserves her right to sue, she must bring within one year after such rejection.

Utah

Under Utah law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Utah Uniform Securities Act. The purchaser may sue either at law or in equity to recover the consideration paid for such securities, together with interest at 12.00% from the date of payment, costs, and reasonable attorneys' fees, less the amount of any income received on the securities, or for damages if the purchaser no longer owns the securities, at any time prior to the two year anniversary of the discovery by the person bringing the action of violation of the Utah Uniform Securities Act or at any time prior to the five year anniversary of the sale that violated the Utah Uniform Securities Act, whichever is shorter.

However, we may terminate the rights of the purchasers to seek additional remedies under the Utah Uniform Securities Act by making a written rescission offer, before suit, to refund the consideration paid together with interest at 12.00% from the date of payment, less the amount of any income received on the securities. If the purchaser owns the securities and fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Utah law. If the purchaser receives such offer at a time when the purchaser does not own the securities, that purchaser will no longer have any right to sue under the statute unless the purchaser rejects the offer in writing within 30 days of its receipt.

We believe that this rescission offer complies in all material respects with the rescission offer requirements of the Utah Uniform Securities Act.

Virginia

Under the Virginia Securities Act, any security issued in connection with an employee's stock purchase, savings, pension, profit-sharing or similar benefit plan is exempt from state registration requirements.  As the ESPP was only available to DRC employees, the offering and sale of the shares was exempt under Virginia law and rescission is not available with respect to shares purchased by Virginia residents more than one year prior to August 9, 2011.

Under Virginia law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Virginia Securities Act. The purchaser may sue either at law or in equity to recover the consideration paid for such securities, together with interest at the rate of 6.00% per year from the date of payment, costs and reasonable attorneys' fees, less the amount of any income received on the securities, or for damages if the purchaser no longer owns the securities, at any time prior to the two year anniversary of the date of sale.

However, we may terminate the rights of the purchasers to seek additional remedies under the Virginia Securities Act by making a written rescission offer, before suit, to refund the consideration paid with interest at 6.00% per year from the date of payment, less the amount of any income received on the securities. If the purchaser fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Virginia law.

We believe this rescission offer complies in all material respects with the rescission offer requirements of the Virginia Securities Act.

Washington

Under Washington law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Securities Act of Washington.  The purchaser may sue to recover the consideration paid for such securities, together with interest at 8.00% from the date of purchase, costs and reasonable attorneys' fees, less any income received on the securities, or for damages, together with 8.00% interest from the date of disposition, if the purchaser no longer owns the securities, at any time prior to the three year anniversary of the noncompliance with the registration requirements.

However, we may terminate the rights of the purchasers to seek additional remedies under the Securities Act of Washington by making a written rescission offer, before suit, stating the respect in which liability under the registration requirements may have arisen and advising buyer of their rights in connection with the offer.  The offer to rescind sales of the securities shall be for cash, payable on delivery of the security, equal to the consideration paid, together with interest at 8.00%, less the amount of any income received on the security.  If the purchaser fails to accept an offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Washington law.

We believe this rescission offer complies in all material respects with the rescission offer requirements of the Securities Act of Washington.

The Securities Act

Under the Securities Act, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration requirements of the Securities Act.  The purchaser may sue to recover the consideration paid for such security with interest thereon, less the amount of any income received thereon, upon the tender of such security, or for damages if he no longer owns the security, which action must be brought within one year after the violation upon which it is based.

The rights remaining to the recipients of a rescission offer are not clearly delineated under federal securities laws. If an offeree affirmatively rejects or fails to accept the rescission offer, it is unclear whether such offeree's federal right of rescission, if any, will be preserved. The staff of the Securities and Exchange Commission takes the position that a rescission offer does not alter a person's remedies under the Securities Act. However, the few federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief.  While we do not believe this contingent liability is material to our results of operations or cash flows, the rescission offer may not prevent regulators from pursuing enforcement actions or imposing penalties and fines against us with respect to any violations of securities laws.

Funding the Rescission Offer

The rescission offer will be funded from our existing cash balances, to the extent available, as well as from borrowings under our revolving credit facility.  If all persons eligible to participate accept our offer to rescind sales of common stock to the full extent, our results of operations, cash balances, or financial condition will not be affected materially.

Directors, Officers and Significant Stockholders

Two of our officers, who as of January 9, 2013 held 104,669 shares of common stock, 2,542 of which shares are subject to rescission, are eligible to participate in the rescission offer. We have been advised that they will not be participating in the rescission offer. None of our directors or 5% owners is eligible to participate in this offer. If our eligible officers do not participate in the rescission offer but all other eligible persons accept the rescission offer in full, our officers and directors would not materially increase their respective ownership interests in DRC.
Determinations

All determinations with respect to the Rescission Offer Election Form and the rescission offer (including issues relating to the timeliness, sufficient documentation, or effectiveness of any election) will be made by Dynamics Research Corporation, which determination shall be final and binding.
Questions about the Rescission Offer
All questions regarding the rescission offer can be directed to our office of corporate legal counsel, Monday through Friday, between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time, by calling (978) 289-1785.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax considerations relating to the rescission offer. This discussion is based on current law. The following discussion is not exhaustive of all possible tax consequences. It does not give a detailed discussion of any state, local, or foreign tax consequences, nor does it discuss all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances and only applies if you are an individual citizen or resident of the United States.

To ensure compliance with U.S. Treasury Department Circular 230, we inform you that the following discussion (and any other discussion of U.S. federal tax issues herein) is written in connection with the promotion or marketing of the rescission offer and is not intended to be relied upon, and cannot be relied upon) by a participant in such offer for the purpose of avoiding penalties that may be imposed under the Internal Revenue Code. Each prospective participant in the rescission offer should seek advice based on his or her own particular circumstances from an independent tax advisor.

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE RESCISSION OFFER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES TO YOU OF THE RESCISSION OFFER.

For United States federal income tax purposes, the rescission offer with respect to shares of our common stock is intended to constitute a taxable redemption of shares for cash, with the redemption price equal to the amount paid for such shares (and including in the redemption price the interest on the original purchase price of such shares). However, the law applicable to the rescission offer is unclear, and we have not received a ruling from the Internal Revenue Service, or IRS, to that effect. Thus, the IRS is not precluded from successfully asserting a contrary position or otherwise recharacterizing the transaction in whole or in part. For example, the IRS may characterize our rescission offer as the return of the original purchase price, which would be nontaxable, plus the payment of interest, which would be taxable as ordinary income.

Shares Acquired through Payroll Deductions in the Quarters Ended from July 31, 2007 to April 30, 2010 (as well as Certain Shares Acquired in the Quarter Ended July 31, 2010).  The following discussion applies only to common stock you now hold that you acquired under the ESPP through payroll deductions in the quarters ended from July 31, 2007 to April 30, 2010, plus certain shares that you so acquired  in the quarter ended July 31, 2010 that are not covered by the next paragraph.  Because those shares were initially acquired by you under the ESPP at a 5% discount to their fair market value, Section 423(c) of the Internal Revenue Code of 1986, as amended  (the "Code") requires that your gain on the rescission of sales of such shares pursuant to the rescission offer be treated as ordinary compensation income (rather than gain from sale of stock) to the extent of the lesser of (1) the excess of fair market value of your shares upon disposition (which we intend to interpret as being equal to the amount we pay to you) over the amount paid for them (i.e., the total gain recognized for tax purposes) or (2) the excess of fair market value of the shares at the time you were granted the right to buy the shares over the price you paid for the shares (i.e., the 5% discount). Given the price being offered in the rescission offer (the price paid by you for your shares plus applicable interest), it is expected that this will result in your recognizing gain on the redemption of your shares falling in this category. Accordingly, you will only recognize ordinary compensation income to the extent you have a gain on the redemption of your shares, and such ordinary compensation income (if any) would never exceed the 5% discount you enjoyed on your previous purchase of your shares.

Shares Acquired through Payroll Deductions in the Quarters Ended from October 29, 2010 to April 29, 2011 (as well as Certain Shares Acquired in the Quarter Ended July 31, 2010).  The following discussion applies only to shares you now hold that you acquired under the ESPP through payroll deductions in the quarters ended from October 29, 2010 to April 29, 2010, plus shares you acquired under the ESPP through payroll deductions in the quarter ended July 31, 2010 (but only to the extent you elected to purchase the shares within two years of the rescission offer's expiration date).  If shares acquired under the ESPP are sold by you within two years after you were first granted the right to purchase the shares (a "disqualifying disposition"), Section 423(a) of the Code requires that in the year of disposition you recognize ordinary compensation income to the extent that the fair market value of the shares on the date of your acquisition exceeded the price you paid for them. It is anticipated that your acceptance of the rescission offer will constitute a disqualifying disposition with respect to any shares that you purchased under the ESPP at the end of the calendar quarterly periods ended from October 29, 2010 to April 29, 2011, plus certain shares you acquired in the calendar quarterly period ended July 31, 2010 (since your right to purchase those shares would have been granted during the quarterly period prior to July 31, 2010, but only to the extent you elected to purchase the shares within two years of the rescission offer's expiration date, which would be less than two years before your disposition). In that event, you will recognize ordinary compensation income in the amount noted above and have on the sale of your shares a capital gain (to the extent the amount received for your shares pursuant to the rescission offer exceeds the ordinary compensation income so recognized plus the price you paid for the shares) or have a capital loss (to the extent the ordinary compensation income so recognized plus the price you paid for the shares exceeds the amount received for the shares pursuant to the rescission offer).

For example, if at the end of the quarter ended April 29, 2011, you paid $14.12 per share to acquire 100 shares, you would have acquired shares for an aggregate price of $1,412 that had an aggregate fair market value on that date of approximately $1,486; this $74 difference in value reflects the 5% discount which you received under the ESPP compared to the market value of those shares at the end of that quarter. If you accept the rescission offer, your disposition of those shares will be a disqualifying disposition; since it would occur within two years of the time the right to buy these shares was granted to you under the ESPP. Assume that in the rescission offer price we will pay you for the shares will be $1,552 (your $1,412 purchase price plus applicable interest). Accordingly, your sale of these shares pursuant to the rescission offer would cause you to recognize ordinary compensation income in the amount of $74 ($1,486 minus $1,412), and then to recognize a capital gain of $66 ($1,552 minus $1,486).  In general, preferential tax rates apply to long-term capital gains (where capital assets are sold after being held for more than one year) of U.S. holders of our stock who are individuals, estates or trusts.

As another example, if the legal rate of interest for the rescission of sales of share in your state is lower than 5% (which in the Rescission States would include only Louisiana and South Dakota ), it could result in your recognizing a capital loss.  For example, assume the same facts as in the above paragraph, except that the rescission offer price we will pay you for the shares will be $1,472 (your $1,412 purchase price plus applicable interest). Accordingly, your sale of these shares pursuant to the rescission offer would cause you to recognize ordinary compensation income in the amount of $74 ($1,486 minus $1,412), and then to recognize a capital loss of $14 ($1,486 tax basis less $1,472 amount we pay you).  In general, capital losses may not be offset against your ordinary compensation income, except to the extent of $3,000 per year, but unused capital losses may be carried forward indefinitely to offset future capital gains.

We may be required to backup withhold 28% of the redemption price paid to you pursuant to our rescission offer if we do not currently have your correct U.S. taxpayer identification number or you do  not provide us with your correct U.S. taxpayer identification number (generally on Form W-9).

THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS A SUMMARY, AND IS INCLUDED FOR GENERAL INFORMATION ONLY. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE RESCISSION OFFER, IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES, INCLUDING THE TRANSACTION IN WHICH THE SHARES WERE ACQUIRED.

USE OF PROCEEDS
We will receive no proceeds from the rescission offer.
WHERE YOU CAN FIND MORE INFORMATION
We maintain an Internet site at http://www.drc.com. Our Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and all amendments to these reports are available free of charge through our website by clicking on the "Investor Relations" page and selecting "SEC Filings". The public may read and copy any materials we file with the Securities and Exchange Commission, or SEC, at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549.  The public may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.  We do not intend that the information contained on our website be deemed a part of this Registration Statement on Form S-1 or to be deemed filed with the SEC.

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered hereby. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities being offered. This prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We incorporate into this prospectus by reference the following documents filed by us with the SEC, each of which should be considered an important part of this prospectus:

•	Our Annual Report on Form 10-K (SEC file no. 001-34135) for the fiscal year ended December 31, 2011, filed with the Commission on March 14, 2012;

•	Our Quarterly Reports on Form 10-Q (SEC file no. 001-34135) for the quarterly period ended March 31, 2012 , filed with the Commission on May 10, 2012, for the quarterly period ended June 30, 2012 , filed with the Commission on August 9, 2012 and amended on September 7, 2012, and for the quarterly period ended September 30, 2012, filed with the Commission on November 9, 2012;

•	Our Current Reports on Form 8-K (SEC file no. 001-34135) filed with the Commission on June 19, 2012 and January 7, 2013 and Item 2.06 of our Current Report on Form 8-K filed with the Commission on November 1, 2012;

•	Our Proxy Statement on Schedule 14A filed with the Commission on April 18, 2012; and

•	The description of our Series B Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A (SEC file no. 001-34135) filed with the Commission on July 25, 2008.

The reports and other documents that we file after the date of this prospectus pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and will update, supplement and supersede the information in this prospectus. We will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request a copy of any of this information by writing us at Dynamics Research Corporation, Two Tech Drive, Andover, Massachusetts 01810, attention: Assistant General Counsel, phone: (978) 289-1500.

LEGAL MATTERS

Unless otherwise specified in this prospectus, certain legal matters relating to the securities to be offered hereby will be passed upon for us by Helen E. Tsingos, Assistant General Counsel of our Company.  As of January 9, 2013, Ms. Tsingos owned 600 shares of our common stock, which represents less than 0.1% of our outstanding common stock.  Ms. Tsingos does not have any shares that are subject to this rescission offer.
EXPERTS
The audited consolidated financial statements, schedule, and management's assessment of the effectiveness of internal control over financial reporting incorporated by reference in this Prospectus and elsewhere in this registration statement have been incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.    Other Expenses of Issuance and Distribution.
The following is an itemized statement of the expenses expected to be incurred in connection with the rescission offer. With the exception of the SEC registration fee, the amounts set forth below are estimates.
SEC registration fee	$119
Accounting fees and expenses	11,000
Printing and mailing fees	1,000
Legal fees and expenses	55,000
Transfer and registrar fees	5,000
Miscellaneous	1,000
Total	$73,119

Item 14.    Indemnification of Directors and Officers.
We are organized under the laws of the Commonwealth of Massachusetts. The Massachusetts Business Corporation Act provides that indemnification of directors, officers, employees, and other agents of a corporation and persons who serve at its request as directors, officers, employees, or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by the corporation to whatever extent specified in or authorized by its articles of organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors, except that no indemnification may be provided for any person with respect to any matter as to which the person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.  Under Massachusetts law, a corporation can purchase and maintain insurance on behalf of any person against liability incurred as a director, officer, employee, agent, or person serving at the request of the corporation as a director, officer, employee, or other agent of another organization or with respect to any employee benefit plan, in his capacity as such, whether or not the corporation would have the power to itself indemnify him against such liability.
Our Restated Articles of Organization provide that we shall, to the extent legally permissible, indemnify each of our directors, officers, and other persons who serve at our request as directors, officers, or trustees of another organization, or in any capacity with respect to any employee benefit plan, except with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the corporation or such other organization or where a majority of the disinterested directors of the corporation, upon the written opinion of counsel, shall determine that such person did not act in good faith in the reasonable belief that his or her action was in the best interest of the corporation.  Our directors shall not be liable to the corporation or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liabilities is not permitted under the Massachusetts Business Corporation Act as in effect at time such liability is determined.  Our By-Laws provide that we shall indemnify our directors and officers to the full extent permitted by the laws of The Commonwealth of Massachusetts against certain liabilities.

Item 15.    Recent Sales of Unregistered Securities.

        During the last three years, we issued certain shares of our common stock under the Dynamics Research Corporation 2000 Employee Stock Purchase Plan as follows:

Purchase Date	Shares Purchased	Purchase Date	Shares Purchased
1/29/2010	9,349	10/29/2010	8,412
4/30/2010	6,796	1/31/2011	6,705
7/31/2010	9,710	4/29/2011	6,098

No commissions or other fees were paid in connection with the issuance of those shares. The proceeds of these sales were used for general working capital purposes.  These shares were issued without an exemption from registration because we did not amend our Registration Statement on Form S-8 filed with the SEC on April 27, 2001 (file no. 333-59706) to permit the sale of additional shares.  Upon discovering this error, we ceased issuing shares under our 2000 Employee Stock Purchase Plan.  Pursuant to this registration statement, we will offer to rescind sales of the unregistered shares as provided in the prospectus contained in this registration statement.

Item 16.  Exhibits and Financial Statement Schedules.

The exhibits to this registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

Item 17.    Undertakings.

The undersigned registrant hereby undertakes:

(a)	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)   That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(2)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Andover, Commonwealth of Massachusetts, on January 10, 2013 .

DYNAMICS RESEARCH CORPORATION

By:	/s/ James P. Regan
James P. Regan
President, Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

/s/ James P. Regan	President, Chairman and Chief Executive Officer (Principal Executive Officer)	January 10, 2013
James P. Regan

/s/ David Keleher	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	January 10, 2013
David Keleher

/s/ Shaun McCarthy	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	January 10, 2013
Shaun McCarthy

*	Director	January 10, 2013
John S. Anderegg, Jr.

*	Director	January 10, 2013
Francis J. Aguilar

*	Director	January 10, 2013
Gen. George T. Babbitt, Jr.

*	Director	January 10, 2013
Lt. Gen. Charles P. McCausland

*	Director	January 10, 2013
Nickolas Stavropoulos

*	Director	January 10, 2013
Richard G. Tennant

*	Director	January 10, 2013
W. Scott Thompson

*By: /s/ David Keleher	Attorney-in-Fact	January 10, 2013
David Keleher

EXHIBIT INDEX

		Filed	Incorporated by Reference*
Exhibit No.	Description	Herewith	Form	Date
2.1	Equity Purchase Agreement among Dynamics Research Corporation and Impact Innovations Group LLC and J3 Technology Services Corp., dated August 2, 2004.		8-K	September 8, 2004

2.2	Membership Interest Purchase Agreement among Dynamics Research Corporation and Kadix Systems, LLC and Daisy D. Layman, The Sole Member of Kadix Systems, LLC, dated July 30, 2008.		8-K	August 5, 2008

2.3
Agreement and Plan of Merger, dated as of June 3, 2011, by and among Dynamics Research Corporation, DRC-Prize Acquisition, Inc., High Performance Technologies, Inc. and the Principal Equity Holders named herein
			8-K	June 8, 2011

3.1	Restated Articles of Organization of the Company, dated May 22, 1987.		10-Q	June 17, 1987

3.2	Amended and Restated By-Laws of the Company, dated June 13, 2012.		10-Q	June 30, 2012

3.3	Certificate of Vote of Directors Establishing Series B Preferred Stock, dated February 17, 1998.		8-A12G	June 25, 1998

3.4	Amendment, dated September 10, 1998, to the Certificate of Vote of Directors Establishing Series B Preferred Stock.		8-A12G/A	September 30, 1998

3.5	Certificate of Vote of Directors Establishing Series A Preferred Stock, dated July 14, 1988.		10-K	December 31, 2002

3.6	Amendment, dated April 28, 1998, to the restated Articles of Organization of the Company.		10-K	December 31, 2002

3.7	Amendment, dated April 25, 2000, to the restated Articles of Organization of the Company.		10-K	December 31, 2002

3.8	Certificate of Designation with respect to the Series B Preferred Stock, par value $.10 per share, of the Company (attached as Exhibit A to the Rights Agreement).		8-K	July 25, 2008

4.1	Specimen certificate for shares of the Company's common stock.		S-8	April 27, 2001

		Filed	Incorporated by Reference*
Exhibit No.	Description	Herewith	Form	Date
4.2	Rights Agreement dated as of July 23, 2008 ("Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent.		8-K	July 25, 2008

5.1	Opinion of Helen E. Tsingos, Esq.		S-1	November 30, 2012

10.1	Form of indemnification agreement for directors of the Company.		10-K	December 31, 1991

10.2	Severance Agreement between John S. Anderegg, Jr. and the Company.**		10-K	December 31, 1991

10.3	Deferred Compensation Plan for Non-Employee Directors of the Company.**		10-K	December 31, 1991

10.4	Form of Supplemental Retirement Pension Agreement by and between the Company and Albert Rand.**		10-Q	March 31, 1997

10.5	Amended 1995 Stock Option Plan for Non-Employee Directors.**		10-Q	March 31, 1997

10.6	Amended 1993 Equity Incentive Plan.**		10-K	December 31, 1998

10.7	2000 Incentive Plan.**		DEFS14A	December 6, 1999

10.8	Employment Agreement between the Company and James P. Regan.**		10-K	December 31, 1999

10.9	Change of Control Agreement between the Company and James P. Regan.**		10-K	December 31, 1999

10.10	Non-qualified Stock Option Agreement between the Company and James P. Regan.**		S-8	October 12, 2000

10.11	2000 Employee Stock Purchase Plan.**		S-8	April 27, 2001

10.12	Special Severance Plan.**		10-K	December 31, 2001

10.13	Senior Management Deferred Compensation Plan.**		10-Q	March 31, 2002

10.14	Dynamics Research Corporation Special Severance Plan, as amended on May 14, 2003.**		10-K	December 31, 2003

10.15	2003 Incentive Plan.**		10-K	December 31, 2003

10.16	Form of grant of stock options under the 2003 Incentive Plan.**		10-Q	September 30, 2004

10.17	Form of grant of restricted stock under the 2003 Incentive Plan.**		10-Q	September 30, 2004

		Filed	Incorporated by Reference*
Exhibit No.	Description	Herewith	Form	Date
10.18	Form of grant of stock options under the 2000 Incentive Plan.**		10-Q	September 30, 2004

10.19	Deferred Stock Compensation Plan for Non-Employee Directors, as amended for deferrals on or after January 1, 2005.**		10-K	December 31, 2004

10.20	Amendment to Deferred Stock Compensation Plan for Non-Employee Directors.**		10-K	December 31, 2004

10.21	Beneficiary Designation Form for the Deferred Compensation Plan for Non-Employee Directors.**		10-K	December 31, 2004

10.22	Forms of grant of restricted stock under the 2000 Incentive Plan.**		10-K	December 31, 2005

10.23	Purchase and Sale Agreement, dated November 18, 2005, by and between Dynamics Research Corporation and Direct Invest Property Acquisition, LLC.		8-K	January 4, 2006

10.24	Amendment to Purchase and Sale Agreement, dated December 28, 2005, by and between Dynamics Research Corporation and Direct Invest Property Acquisition, LLC.		8-K	January 4, 2006

10.25	Lease, dated December 28, 2005, by and between Dynamics Research Corporation and Direct Invest-60 Frontage, LLC.		8-K	January 4, 2006

10.26	Dynamics Research Corporation 2011 Employee Stock Purchase Plan.**		S-8 POS	September 21, 2011

10.27
Credit Agreement, dated as of June 30, 2011, among Dynamics Research Corporation, the Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party hereto, SunTrust Bank and PNC Bank, National Association, as Syndication Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc., and PNC Capital Markets LLC, as Joint Lead Arrangers and Joint Book Managers (the "Credit Agreement").
			8-K	July 7, 2011

10.28	Amendment No. 1 to the Credit Agreement, dated as of September 15, 2011.		S-1	November 30, 2012

		Filed	Incorporated by Reference*
Exhibit No.	Description	Herewith	Form	Date
10.29	Amendment No. 2 to the Credit Agreement, dated as of June 29, 2012.		8-K	July 3, 2012

10.30	Amendment No. 3 to the Credit Agreement, dated as of August 8, 2012.		10-Q	June 30, 2012

10.31	Amendment No. 4 to the Credit Agreement, dated as of December 31, 2012.		8-K	January 7, 2013

10.32
Collateral Agreement, dated as of June 30, 2011, among Dynamics Research Corporation, certain subsidiaries of the borrower and Bank of America, N.A., in its capacity as administrative agent for the Secured Parties.
			8-K	July 7, 2011

10.33
Senior Subordinated Loan Agreement, dated as of June 30, 2011, among Dynamics Research Corporation, the Borrower, Ares Mezzanine Partners, L.P., as a Lender and Lead Investor and the other lenders from time to time party hereto (the "Senior Subordinated Loan Agreement").
			8-K	July 7, 2011

10.34	Amendment No. 1 to the Senior Subordinated Loan Agreement, dated as of June 29, 2012.		8-K	July 23, 2012

10.35	Amendment No. 2 to the Senior Subordinated Loan Agreement, dated as of August 8, 2012.		10-Q	June 30, 2012

10.36	Amendment No. 3 to the Senior Subordinated Loan Agreement, dated as of December 31, 2012.		8-K	January 7, 2013

10.37	2012 Executive Long-Term Incentive Plan*		DEF 14A	April 18, 2012

21.1	Subsidiaries of the registrant.		S-1	November 30, 2012

23.1	Consent of Independent Registered Public Accounting Firm (Grant Thornton LLP).	X

23.2	Consent of Helen E. Tsingos, Esq.***		S-1	November 30, 2012

24.1	Power of Attorney		S-1	November 30, 2012

99.1	Form of cover letter to rescission Offer recipients	X

99.2	Form of Rescission Offer Election Form	X

		Filed	Incorporated by Reference*
Exhibit No.	Description	Herewith	Form	Date
101.INS†	XBRL Instance Document		10-K 10-Q 10-Q/A 10-Q	December 31, 2011 March 31, 2012 June 30, 2012 September 30, 2012

101.SCH†	XBRL Taxonomy Extension Schema Document		10-K 10-Q 10-Q/A 10-Q	December 31, 2011 March 31, 2012 June 30, 2012 September 30, 2012

101.CAL†	XBRL Taxonomy Extension Calculation Linkbase Document		10-K 10-Q 10-Q/A 10-Q	December 31, 2011 March 31, 2012 June 30, 2012 September 30, 2012

101.DEF†	XBRL Taxonomy Extension Definition Linkbase Document		10-K 10-Q 10-Q/A 10-Q	December 31, 2011 March 31, 2012 June 30, 2012 September 30, 2012

101.LAB†	XBRL Taxonomy Extension Label Linkbase Document		10-K 10-Q 10-Q/A 10-Q	December 31, 2011 March 31, 2012 June 30, 2012 September 30, 2012

101.PRE†	XBRL Taxonomy Extension Presentation Linkbase Document		10-K 10-Q 10-Q/A 10-Q	December 31, 2011 March 31, 2012 June 30, 2012 September 30, 2012

*
In accordance with Rule 12b-32 under the Securities Exchange Act of 1934, as amended, reference is made to the documents previously filed with the Securities and Exchange Commission, which documents are hereby incorporated by reference.  The dates listed for Forms 8-A12G, Forms 8-K, Forms DEFS14A and Forms S-8 are dates on which the respective forms were filed, and dates listed for Forms 10-Q and Forms 10-K are for the quarterly or annual period end dates.

**	Management contract or compensatory plan or arrangement.

†
XBRL (eXtensible Business Reporting Language) information is furnished and not filed of part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these Sections.